Exhibit 10.1

CREDIT AGREEMENT

dated as of

March 8, 2016

among

CLAYTON WILLIAMS ENERGY, INC.,

as Borrower

CERTAIN SUBSIDIARIES OF BORROWER,

as Guarantors

The Lenders Party Hereto,

GOLDMAN SACHS LENDING PARTNERS LLC,

as Sole Lead Arranger, Sole Bookrunner and Syndication Agent

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

FOR U.S. TAX PURPOSES ONLY, THE LOANS UNDER THIS AGREEMENT WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  YOU MAY CONTACT MICHAEL L. POLLARD, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF CLAYTON WILLIAMS ENERGY, INC., 6 DESTA DRIVE, SUITE 6500, MIDLAND, TEXAS 79705, 432-688-6324, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

i

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Counterpart Agreement

Exhibit C — [Reserved]

Exhibit D — Form of Note

Exhibit E — [Reserved]

Exhibit F — Form of Tax Certificates

Exhibit G — Form of Warrant Agreement

SCHEDULES:

Schedule 2.01 — Commitments

Schedule 4.04 — Material Liabilities

Schedule 4.06 — Disclosed Matters

Schedule 4.13 — Capitalization

Schedule 6.18 — Post-Closing Actions

Schedule 7.01 — Existing Indebtedness

Schedule 7.02 — Existing Liens

Schedule 7.04 — Incentive Oil and Gas Interests

Schedule 7.06(c) — Investment Commitments

Schedule 7.06(g) — Existing Investments

Schedule 7.06(l) — Costs Relating to Incentive Oil and Gas Interests

Schedule 7.09 — Transactions with Affiliates

v

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of March 8, 2016, is among CLAYTON WILLIAMS ENERGY, INC., a Delaware corporation, as Borrower, CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party hereto, GOLDMAN SACHS LENDING PARTNERS LLC, as Sole Lead Arranger, Sole Bookrunner and Syndication Agent (in such capacities, the “Arranger”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

WHEREAS, the Borrower has requested that the Lenders make term loans in the principal amount of $350,000,000 to the Borrower; and

WHEREAS, the Lenders have agreed to make such loans subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Article I

Definitions

Section 1.01.                          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Accepting Lenders” has the meaning assigned to such term in Section 2.06(d).

“Acquisition” means, the acquisition by the Borrower or any Restricted Subsidiary, whether by purchase, merger (and, in the case of a merger with any such Person, with such Person being the surviving corporation) or otherwise, of all or substantially all of the Equity Interest of, or all or substantially all of the business, property or fixed assets of or business line or unit or a division of, any other Person engaged solely in the business of producing oil or natural gas or the acquisition by the Borrower or any Restricted Subsidiary of property or assets consisting of Oil and Gas Interests.

“Administrative Agent” means Wilmington Trust, National Association, in its capacity as contractual representative of the Lenders hereunder pursuant to Article X and not in its individual capacity as a Lender, and any successor agent appointed pursuant to Article X.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Payment Contract” means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an

“Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Interests owned by any Credit Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract in the ordinary course of business shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means, at any time, the sum of the Commitments of all the Lenders at such time. As of the Effective Date, the Aggregate Commitment is $350,000,000.

“Aggregate Credit Exposure” means, as of any date of determination, the sum of the Credit Exposure of all of the Lenders as of such date.

“Agreement” means this Credit Agreement, dated as of March 8, 2016, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Applicable Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction, the numerator of which is such Lender’s Credit Exposure and the denominator of which is the Aggregate Credit Exposure.

“Applicable PIK Rate” means 15% per annum.

“Applicable Rate” means 12.5% per annum.

“Approved Fund” has the meaning assigned to such term in Section 11.04.

“Approved Petroleum Engineer” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) Williamson Petroleum Consultants, Inc., or (d) any reputable firm of independent petroleum engineers selected by the Borrower and reasonably acceptable to the Lead Lender.

“Ares” means (a) Ares Management LLC, its Affiliated investment managers and funds or accounts managed by any of them (but excluding any portfolio companies that are owned in whole or in part by any of the foregoing) (collectively, the “Ares Vehicles”) and (b) any other Affiliates of Ares Management LLC or any “person” or “group” of related persons (as such terms are used in sections 13(d) and 14(d) of the Exchange Act) sharing voting power with Ares Management LLC.

“Arranger” has the meaning assigned to such term in the preamble.

“Asset Coverage Ratio” means, as of any date of determination, the ratio as of (a) the sum of (i) PV10 of the Proved Reserves attributable to the Oil and Gas Interests of Credit Parties set forth in the most recently delivered Reserve Report plus (ii) without duplication of any value assigned to Proved Undeveloped Reserves in clause (a)(i), Unproved PV10 attributable to the Oil and Gas Interests of the Credit Parties set forth in the most recently delivered Asset Coverage Reserve Report plus (iii) without duplication of any value assigned or attributable to the Pipeline Assets in clauses (a)(i) and (a)(ii), including, without limitation, any PV10 or Unproved PV10 attributable to the Pipeline Assets and any valuable attributable to decreases in lease operating expenses or other similar expenses attributable to the Pipeline Assets, the value assigned by the Borrower to the Pipeline Assets, that is reasonably acceptable to the Lead Lender, based on discounted cash flows attributable to such Pipeline Assets utilizing volumes, margins and pricing as in effect on such date of determination to (b) the Senior Secured Debt as of such date.

“Asset Coverage Reserve Report” means an unsuperseded engineering analysis of the Credit Parties’ Oil and Gas Interests, in form and substance reasonably acceptable to the Lead Lender, which shall include (i) pricing assumptions based upon the Strip Price, as modified by appropriate adjustments for existing Swap Agreements and to account for historical basis differentials, in each case in a manner acceptable to the Lead Lender in its reasonable discretion, and (ii) projections of revenues attributable to all undrilled locations on the Credit Parties’ Oil and Gas Interests based on a development plan for a period no greater than 10 years from the date of such Asset Coverage Reserve Report reasonably acceptable to the Lead Lender; provided that, for the avoidance of doubt, such projections need not be based on historical capital expenditures in such locations nor take into account potential financings of projected capital expenditures.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent (acting at the direction of the Lead Lender), in the form of Exhibit A or any other form approved by the Lead Lender.

“Availability Date” means the date on which the conditions specified in Section 5.02 are satisfied (or waived in accordance with Section 11.02).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Lead Lender, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof,  unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Clayton Williams Energy, Inc., a Delaware corporation, and its successors and permitted assigns.

“Borrowing Base” means, with respect to borrowings under the Revolving Credit Agreement and any Permitted Refinancing Revolving Facility, the maximum amount in United States dollars determined or re-determined by the lenders under the Revolving Credit Agreement or any Permitted Refinancing Revolving Facility as the aggregate lending value to be ascribed to the Oil and Gas Interests of the Borrower and its Restricted Subsidiaries against which such lenders are prepared to provide loans to the Borrower and its Restricted Subsidiaries using their customary practices and standards for determining reserve-based borrowing base loans and which are generally applied to borrowers in the oil and gas business, as determined semi-annually during each year and/or on such other occasions as may be required therein (it being understood that such amount shall not exceed the amount permitted under Section 7.01(l)).

“Borrowing Base Deficiency” means a “Borrowing Base Deficiency” as defined in the Revolving Credit Agreement.

“Borrowing Request” means a request by the Borrower for a Loan in accordance with Section 2.02.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Interests of the Credit Parties.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to the Administrative Agent or any Lender, such later date on which the Administrative Agent or such Lender becomes a party to this Agreement of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Change of Control” means

(a) any “person” or “group” of related persons (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or any “group” working cooperatively to advance or achieve common economic goals, including, without limitation, a group that forms a “group” or committee for purposes of negotiating a restructuring transaction, other than Ares, Clayton Williams, Jr., The Williams Children’s Partnership, Ltd. or any Related Party thereof (each, a “Permitted Holder”), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than (i)  35% of the total voting power of the outstanding capital stock (excluding any debt securities convertible into equity) normally entitled to vote in the election of directors (“Voting Stock”) of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity), (ii) 35% of the aggregate economic interests in the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets) or (iii) 35% of the total common stock of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(b) the first day on which a majority of the members of the board of directors of the Borrower are not, as of any date of determination, either (i) a member of the board of directors of the Borrower on March 8, 2016, or (ii) individuals who were nominated for election or elected to the Borrower’s board of directors with the approval of the majority of the directors described in clause (i) (or approved for nomination or election by the majority of directors described in clause (i) or (ii) hereof) who were members of the Borrower’s board of directors at the time of such nomination or election; or

(c) the occurrence of a “Change of Control” as such term is defined in the Indenture and the Revolving Credit Agreement;

(d) a disposition by Borrower or a Restricted Subsidiary pursuant to which Borrower or any Restricted Subsidiary sells, leases, licenses, transfers, assigns or otherwise Disposes, in one or a series of related transactions, more than 50% of the properties or assets of Borrower and its Restricted Subsidiaries as determined by reference to the Borrower’s and its Restricted Subsidiaries’ financial statements on the last day of the most recently ended fiscal quarter, determined on a consolidated basis in accordance with GAAP; provided that this clause (b) shall be subject to the discretion of the Lead Lender as provided in Section 2.06(b); or

(e) the adoption of a plan relating to the liquidation or dissolution of the Borrower.

“Charges” has the meaning assigned to such term in Section 11.13.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all assets, whether now owned or hereafter acquired by any Borrower or any other Credit Party, in which a Lien is granted or purported to be granted to any Secured Party as security for any Obligation.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder.  The amount of each Lender’s Commitment as of the Effective Date is set forth on Schedule 2.01.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Subsidiaries” means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Core Assets” means the Oil and Gas Interests of the Borrower and its Restricted Subsidiaries located in Reeves County, Texas (including, the Pipeline Assets).

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit B delivered by a Guarantor pursuant to Section 6.14.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.

“Credit Parties” means collectively, Borrower and each Guarantor, and each individually, a “Credit Party”.

“Crude Oil” means all crude oil and condensate.

“Declining Lender” has the meaning assigned to such term in Section 2.06(d).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease, exchange or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Stock) at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is incorporated or formed under the laws of the United States of America, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 11.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that qualifies as an assignee pursuant to Section 11.04(b)(i); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Engineered Value” means, (i) with respect to any Oil and Gas Interests set forth in the Revolving Reserve Report, the value attributed by the Revolving Administrative Agent to the Oil and Gas Interests set forth in the most recent Revolving Reserve Report provided to the Lead Lender for purposes of the most recent determination of the Borrowing Base, based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from the Oil and Gas Interests as set forth in such Revolving Reserve Report and (ii) with respect to any Oil and Gas Interests set forth in the Asset Coverage Reserve Report, the value attributed by the Lead Lender to the Oil and Gas Interests set forth in the most recent Asset Coverage Reserve Report provided to the Lead Lender, based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from the Oil and Gas Interests as set forth in such Asset Coverage Reserve Report.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, determinations, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, pollution, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based upon (a) violation of or liability under any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal (or arrangement for the disposal) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the

30-day notice period is waived); (b) the failure of any Plan to satisfy the minimum funding standard applicable to that Plan for a plan year under Section 412 of the Code or Section 302 of ERISA; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Article IX.

“Excluded Hedges” means, collectively, Swap Agreements that (a) are basis differential only swaps for volumes of Natural Gas included under other Swap Agreements permitted by Section 7.07(a) or (b) are a hedge of volumes of Crude Oil or Natural Gas by means of a price “floor” for which there exists no deferred obligation to pay the related premium or other purchase price or the only deferred obligation is to either pay the premium or other purchase price on each settlement date so long as such settlement date occurs at least monthly, or pay the financing for such premium or other purchase price.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.13(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Senior Notes” means the 7¾% Senior Notes due April 1, 2019 issued by the Borrower pursuant to and in accordance with the terms of the Indenture.

“Existing Senior Notes Indenture” means that certain Indenture dated as of March 16, 2011, by and between the Borrower, as issuer, and Wells Fargo Bank, National Association, as trustee, as amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 7.15.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith in accordance with generally accepted finance practices.

“FASB” means Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of any Credit Party.  Any document delivered hereunder that is signed by a Financial Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Financial Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.04.

“Gas Balancing Agreement” means any agreement or arrangement whereby the Borrower or any Restricted Subsidiary, or any other party having an interest in any Hydrocarbons to be produced from Oil and Gas Interests in which the Borrower or any Restricted Subsidiary owns an interest, has a right to take more than its proportionate share of production therefrom.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity properly exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Liabilities” has the meaning assigned to such term in Section 8.01.

“Guarantor” means the Borrower (with respect to the Obligations of the other Credit Parties) and each Material Restricted Subsidiary that is a party hereto or hereafter executes and delivers to the Administrative Agent, the Lead Lender and the other Lenders, a Counterpart Agreement pursuant to Section 6.14 or otherwise.

“Hazardous Materials”  means all explosive or radioactive materials, substances or wastes and all hazardous or toxic materials, substances or wastes or other chemicals or pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to, or for which liability or standards of conduct may be imposed under, any Environmental Law.

“Hedge Modification” means the amendment, modification, cancellation, monetization, sale, transfer, assignment, early termination or other disposition of any Swap Agreement by any Credit Party for Crude Oil or Natural Gas.

“Hydrocarbons” means all Crude Oil and Natural Gas produced from or attributable to the Oil and Gas Interests of the Credit Parties.

“Incentive Partnership” means any trust or limited partnership to which a Credit Party, as general partner, contributes a portion of its after-payout working interest in wells drilled within certain areas, and key employees and consultants who promote the drilling and acquisition programs, as limited partners, contribute cash, in each case, as in effect on the Effective Date and without giving effect to any amendments or modifications thereto following the Effective Date.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding those incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, but limited to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of the property securing such Indebtedness, (f) all Guarantees by such Person of Indebtedness of others to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such Guarantee, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all net obligations (after giving effect to any netting requirements) under any Swap Agreement that such Person would be required to pay if the Swap Agreement were terminated at such time, (k) attributable Indebtedness in respect of Sale and Leaseback Transactions and (l) with respect to any Production Payment and Reserve Sale, any warranties or guaranties of production or payment by such Person with respect to such Production Payment and Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding anything to the contrary contained herein, after giving effect to the netting contemplated by clause (j) above, (a) in no event shall any Warrants be deemed to constitute Indebtedness for purposes of this Agreement and the other Loan Documents and (b) in no event shall any amounts owing to any Credit Party under any Swap Agreement be deemed to reduce Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 11.03.

“Indenture” means with respect to (a) the Existing Senior Notes, the Existing Senior Notes Indenture and (b) any other Senior Notes, any indenture by and among any Credit Party, as issuer, and a trustee, pursuant to which such Senior Notes are issued to the extent permitted by Section 7.01(g) and Section 7.15, in each case, as the same may be amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 7.01(g) and Section 7.15.

“Ineligible Institution” has the meaning assigned to it in Section 11.04(b).

“Information” has the meaning assigned to such term in Section 11.12.

“Intercreditor Agreement” means that certain Intercreditor Agreement among Administrative Agent, the Revolving Administrative Agent, and the Borrower and the other Credit Parties, dated as of the Effective Date, in form and substance reasonably acceptable as the Administrative Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Interest Payment Date” means each March 31st, June 30th, September 30th and December 31st of each fiscal year, or if such day is not a Business Day, the immediately following Business Day thereafter.

“Interest Rate Period” means the period beginning on an Interest Payment Date and ending the day prior to the subsequent Interest Payment Date.

“IRS” means the United States Internal Revenue Service.

“Lead Lender” means (i) prior to and on the Availability Date, Ares and (ii) any time after the Availability Date, the Majority Lenders.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes executed in connection herewith, the Security Instruments, the Intercreditor Agreement, any fee letter between Wilmington Trust, National Association and the Borrower relating to the transactions contemplated hereby, and any other agreements executed by any Credit Party in connection with this Agreement and designated as a Loan Document therein.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means (i) at any time prior to the Availability Date, Lenders having Commitments representing more than fifty percent (50%) of the Aggregate Commitment at such time and (ii) at any time on and after the Availability Date, Lenders having Credit Exposures representing more than fifty percent (50%) of the Aggregate Credit Exposure at such time.

“Make-Whole Amount” has the meaning assigned to such term in Section 2.07(a).

“Make-Whole Expiry Date” means the third anniversary of the Availability Date.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, financial condition or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under this Agreement and the other Loan Documents or (c) the validity or enforceability of any Loan Document against any Credit Party which is a party thereto or the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which Borrower or any Restricted Subsidiary is a party or by which any Oil and Gas Interests owned by Borrower or a Restricted Subsidiary is bound, a net overproduced gas imbalance to Borrower and the Restricted Subsidiaries, taken as a whole, in excess of $750,000.

“Material Indebtedness” means Indebtedness (other than the Loans) and obligations in respect of one or more Swap Agreements of the Borrower or any one or more of the Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Material Restricted Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary and that is not a Non-Material Restricted Subsidiary.

“Material Sales Contract” means, as of any date of determination, any agreement for the sale of Hydrocarbons from the Oil and Gas Interests to which the Borrower or any Restricted Subsidiary is a party if the aggregate volume of Hydrocarbons sold pursuant to such agreement during the twelve months immediately preceding such date equals or exceeds 15% of the aggregate volume of Hydrocarbons sold by the Borrower and the Restricted Subsidiaries, on a consolidated basis, from the Oil and Gas Interests during the twelve months immediately preceding such date.

“Maturity Date” means the date that is the fifth anniversary of the Availability Date; provided that if on or prior to December 31, 2018 the Existing Senior Notes are not either (a) amended to extend the scheduled repayment thereof until no earlier than the date that is 91 days after the fifth anniversary of the Availability Date or (b) retired, redeemed, defeased, repurchased, prepaid or refinanced with the proceeds of any Permitted Refinancing, the Loans or the issuance of Equity Interests of the Borrower (or any combination thereof) in accordance with Section 7.15, then “Maturity Date” shall mean December 31, 2018.

“Maximum Liability” has the meaning assigned to such term in Section 8.10.

“Maximum Rate” has the meaning assigned to such term in Section 11.13.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Properties” means the Oil and Gas Interests described in one or more duly executed, delivered and filed Mortgages evidencing, subject to the Intercreditor Agreement, a second Lien in favor of the Administrative Agent for the benefit of the Secured Parties and subject only to the Liens permitted pursuant to Section 7.02.

“Mortgages” means all mortgages, deeds of trust, amendments to mortgages, security agreements, assignments of production, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens on the Mortgaged Properties as required by Section 6.10, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lender.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate contributed or has any obligations (current or contingent).

“Natural Gas” means all natural gas, distillate or sulphur, natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, coalbed methane gas, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane).

“Net Cash Proceeds” means, (A) with respect to any Casualty Event or any Disposition or series of related Dispositions of any assets (including any Oil and Gas Interests and Equity Interests of any Restricted Subsidiary) by the Borrower or any Restricted Subsidiary, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such Casualty Event or such Disposition or Dispositions, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness that is secured by such asset or assets and that is required to be repaid in connection with such Casualty Event or such Disposition or Dispositions (other than the Loans and the Revolving Debt) and (ii) the reasonable and documented out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Casualty Event or such Disposition or Dispositions, (B) with respect to any Permitted Refinancing or issuance of Senior Notes, the cash proceeds received from such Permitted Refinancing or issuance of Senior Notes and not otherwise applied to reduce the principal amount so refinanced (including any accrued interest and prepayment premiums) in accordance with this Agreement, as the case may be, net of any underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, and (C) with respect to any Hedge Modification by the Borrower or any Restricted Subsidiary, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such Hedge Modification (after giving effect to any netting arrangements), over (b) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Hedge Modification.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.13(c).

“Non-Core Assets” means the Oil and Gas Interests of the Borrower and its Restricted Subsidiaries not constituting Core Assets.

“Non-Material Restricted Subsidiary” means any Restricted Subsidiary that (a) does not own or operate, by contract or otherwise, any Oil and Gas Interests set forth in the most recent Reserve Report provided to the Lead Lender, (b) does not own assets, properties and interests having an aggregate Fair Market Value in excess of $1,000,000 and (c) is not a party to any Guarantee of the Senior Notes or Revolving Debt.

“NYMEX Pricing” means, as of any date of determination with respect to any crude oil and natural gas futures contract for any month, (a) for crude oil, the closing settlement price for the crude oil (WTI Cushing) futures contract for such month, and (b) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, in each case, as published by New York Mercantile Exchange (NYMEX) on its website, currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).

“Obligations” means (a) all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party from time to time owed to the Administrative Agent or any Lender under any Loan Document, including any make-whole amounts (including the Make-Whole Amount), any repayment or prepayment premiums (including the Prepayment Premium) and any accrued and unpaid interest (including PIK Interest), in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.  For the avoidance of doubt, it is understood and agreed that any Make-Whole Amount or Prepayment Premium shall be presumed to be the liquidated damages sustained by each Lender as a result of the early termination of the Loans and the Credit Parties agree that such amounts shall constitute Obligations under this Agreement.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capital Lease Obligation, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, (iv) any Material Gas Imbalance, (v) any Advance Payment Contract, or (vi) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from the foregoing clauses (iii) through (vi) operating leases and usual and customary oil, gas and mineral leases.

“Offer” has the meaning assigned to such term in Section 2.06(d)

“Oil and Gas Interest(s)” means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests, contractual interests, non-operating interests and rights in any pooled, unitized or communitized acreage by virtue of such interest being a part thereof; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts and agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), and surface interests, fee interests, reversionary interests, reservations and concessions related to any of the foregoing; (c) easements, rights-of-way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d) interests in oil, gas, water, disposal and injection wells, equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible or intangible, movable or immovable, real or personal property and fixtures located on, associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) all seismic, geological, geophysical and engineering records, data, information, maps, licenses and interpretations.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation, organization or formation, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership or formation, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its limited liability company agreement or operating agreement, as amended.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12).

“Participant” has the meaning assigned to such term in Section 11.04.

“Participant Register” has the meaning assigned to such term in Section 11.04.

“Payment Currency” has the meaning assigned to such term in Section 8.07.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PDP Coverage Ratio” means, as of any date of determination, the ratio of (a) PV10 of Proved Reserves to (b) the sum of (i) Revolving Credit Obligations and (ii) without duplication of clause (a) above, all obligations (after giving effect to any netting requirements) under any Swap Agreement that such Person would be required to pay if the Swap Agreement were terminated at such time, in each case, as of such date.  Notwithstanding anything to the contrary contained herein, after giving effect to the netting contemplated by clause (ii) above, in no event shall amounts owing to any Credit Party under any Swap Agreement result in a reduction of the obligations referred to in clause (b).

“Permitted Encumbrances” means:

(a)          Liens imposed by law for Taxes, assessments or other governmental charges or levies which are not yet delinquent or which (i) are being contested in good faith by appropriate proceedings diligently conducted, (ii) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, and contractual Liens granted to operators and non-operators under oil and gas operating agreements, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Interests and securing obligations that are not overdue by more than 60 days or which (i) are being contested in good faith by appropriate proceedings, (ii) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(c)           contractual Liens which arise in the ordinary course of business under operating agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments or this Agreement, which Liens are limited to the Oil and Gas Interests and related property that is the subject of such agreement, arising out of or pertaining to the operation or the production or sale of Hydrocarbons produced from the Oil and Gas Interests, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto;

(d)           pledges and deposits in connection with workers’ compensation, unemployment insurance and other social security laws or regulations;

(e)           Liens on cash and securities and deposits to secure the performance of bids, trade contracts, leases, statutory obligations (excluding Liens arising under ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, which are in the ordinary course of business and which are in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(f)            Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution;

(g)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article IX;

(h)           easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and that, in the aggregate, do not materially detract from the value of the affected property or materially impair the use of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(i)            royalties, overriding royalties, reversionary interests and similar burdens granted by the Borrower or any Restricted Subsidiary with respect to the Oil and Gas Interests owned by the Borrower or such Restricted Subsidiary, as the case may be, if the net cumulative effect of such burdens does not operate to deprive the Borrower or any Restricted Subsidiary of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests) and the net cumulative effect is deducted in the calculation of Engineered Value;

(j)            Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business covering the property under the lease;

(k)           unperfected Liens reserved in leases (other than oil and gas leases) or arising by operation of law for rent or compliance with the lease in the case of leasehold estates; and

(l)            defects in or irregularities of title (other than defects or irregularities of title to Oil and Gas Interests), if such defects or irregularities do not deprive the Borrower or any Restricted Subsidiary of any material right in respect of its assets or properties;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) U.S. Government Securities;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Junior Liens” means a Lien, junior to the Priority Liens as provided in the Intercreditor Agreement, granted by the Borrower and any Guarantor in favor of the holders of Permitted Junior Lien Debt (or any collateral agent, trustee or representative in connection therewith), at any time, upon any property of the Borrower or any Guarantor to secure the Permitted Junior Lien Obligations.

“Permitted Junior Lien Debt” means any Indebtedness of the Borrower and the Guarantors constituting a Permitted Refinancing of the Senior Notes to the extent permitted by Section 7.01(g) and Section 7.15 that is secured by a Permitted Junior Lien and that is incurred in compliance with the Intercreditor Agreement.

“Permitted Junior Lien Obligations” means Permitted Junior Lien Debt and all other obligations in respect thereof.

“Permitted Refinancing” means any Indebtedness of the Borrower or any Restricted Subsidiary, and Indebtedness constituting Guarantees thereof by the Borrower or any Restricted Subsidiary, incurred or issued in exchange for, or renewing or extending, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund, Existing Senior Notes, in whole or in part, from time to time; provided that (a) the principal amount of such Permitted Refinancing does not exceed the principal amount of the Indebtedness being so refinanced (it being understood and agreed that (i) if the principal amount of the Indebtedness being so refinanced is reduced in connection with a debt exchange or similar transaction, then the principal amount of such Permitted Refinancing shall not exceed the principal amount of the Indebtedness being so refinanced after taking into account any discount or reduction that may have resulted from such exchange or similar transaction and (ii) such Permitted Refinancing shall not consist of additional borrowings or issuances of Indebtedness above what is required to refinance the Indebtedness being so refinanced), (b) such Permitted Refinancing does not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is 180 days after the fifth anniversary of the Availability Date (except for any customary offer to redeem such Indebtedness required as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the Indenture), (c) the covenant, default and remedy provisions of such Permitted Refinancing, taken as a whole, are not materially more restrictive to the Borrower and its Subsidiaries than those imposed by the

Existing Senior Notes being refinanced, (d) the mandatory prepayment, repurchase and redemption provisions of such Permitted Refinancing, taken as a whole, are not materially more restrictive to the Borrower and its Subsidiaries than those imposed by the Existing Senior Notes being refinanced, (e) the cash interest rate, the overall effective interest cost and the weighted average yield (with the comparative determinations to be made by the Lead Lender in a manner consistent with generally accepted finance practices) applicable to such Permitted Refinancing does not exceed the greater of (i) the cash interest rate, the overall effective interest cost and the weighted average yield (as calculated above) of the Existing Senior Notes being refinanced and (ii) the prevailing market cash interest rate, overall effective interest cost and weighted average yield (as calculated above) then in effect for similarly situated credits at the time such Permitted Refinancing is incurred (provided that such cash interest rate, the overall effective interest cost and the weighted average yield (as calculated above) shall not in any event exceed 17.5%), (f) (i) the default interest rate shall not exceed two percent (2.0%) and (ii) any make-whole premiums, non-call protections or other premiums must be on prevailing market terms (provided that in no event shall a make-whole premium, non-call protection or other premium period be in excess of 60% of the overall maturity period of the Permitted Refinancing), (g) such Permitted Refinancing is unsecured or secured solely by Permitted Junior Liens, (h) no Subsidiary of the Borrower is required to Guarantee such Permitted Refinancing unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (i) to the extent such Permitted Refinancing is or is intended to be expressly subordinate to the payment in full of all of the Obligations, the subordination provisions contained therein are either (x) on substantially the same terms or at least as favorable to the Secured Parties as the subordination provisions contained in the Existing Senior Notes being refinanced or (y) reasonably satisfactory to the Administrative Agent and the Majority Lenders.

“Permitted Revolver Refinancing” means any Indebtedness of the Borrower or any Restricted Subsidiary, and Indebtedness constituting Guarantees thereof by the Borrower or any Restricted Subsidiary, incurred or issued in exchange for, or renewing or extending, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund, the Revolving Credit Agreement, in whole only, from time to time; provided that (a) the principal amount of such Permitted Revolver Refinancing does not exceed the principal amount of the Indebtedness being so refinanced, (b) the covenant, default and remedy provisions of such Permitted Revolver Refinancing are not materially more restrictive to the Borrower and its Subsidiaries than those imposed by the Revolving Credit Agreement being refinanced, unless such provisions are proposed by the Borrower to be incorporated into the applicable Loan Documents, (c) no restrictions may be imposed on the Borrower’s  or any Restricted Subsidiary’s ability to make payments on the Obligations other than those restrictions in the Revolving Credit Agreement as in effect on the Effective Date, (d) the mandatory prepayment, make-whole, prepayment premium, repurchase and redemption provisions of such Permitted Revolver Refinancing are not more restrictive to the Borrower and its Subsidiaries than those imposed by the Revolving Credit Agreement being refinanced, (e) the overall effective interest costs (including the interest rates, any payment-in-kind interest rates, any interest rate floors (it being understood and agreed that any interest rate floor on the Permitted Revolver Refinancing shall not exceed 1.0%) and the overall weighted average yield), make-whole amounts, premiums and/or commitment, scheduled or similar fees with respect to such Permitted Revolver Refinancing do not exceed by more than 3% on a cumulative basis (other than increases resulting from fluctuations in underlying rate indices or application of the rate of interest pursuant to

Section 2.13 of the Revolving Credit Agreement in effect on the Effective Date) the overall effective interest costs (including the interest rates, any payment-in-kind interest rates, any interest rate floors and the overall weighted average yield), make-whole amounts, premiums and/or commitment, scheduled or similar fees under the Revolving Credit Agreement as in effect on the Effective Date, (f) the default interest rate shall not exceed two percent (2.0%), (g) such Permitted Revolver Refinancing is subject to the Intercreditor Agreement, (h) no Subsidiary of the Borrower is required to Guarantee such Permitted Revolver Refinancing unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder and (i) such Permitted Revolver Refinancing shall be limited to a reserve-based, revolving credit agreement determined or re-determined by the lenders, subject to a Borrowing Base and incurred in accordance with Sections 7.01(l) and 7.16.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“PIK Interest” has the meaning assigned to such term in Section 2.09(f).

“Pipeline Assets” means the pipeline assets of Clayton Williams Pipeline Corporation located in Reeves County, Texas.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Amount” has the meaning assigned to such term in Section 2.06(d).

“Prepayment Premium” means any amount owed under Section 2.07(b) or Section 2.07(c).

“Priority Liens” means those Liens securing the Revolving Credit Obligations.

“Production Payment and Reserve Sale” means the grant or transfer by the Borrower or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, production payment, partnership or other interest in Oil and Gas Interests, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the oil and gas business, including any such grants or transfers pursuant to incentive programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists or other providers of technical services to the Borrower or any of its Restricted Subsidiaries.

“Projections” means the Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with the historical financial statements described in Section 4.04 and after giving effect to the Transactions, together with appropriate supporting details and a statement of underlying assumptions, in each case in form and substance satisfactory to the Lenders and for the period from the Effective Date through December 31, 2016.

“Proved Developed Producing Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“Proved Undeveloped Reserves” means Proved Reserves which are classified as “Undeveloped Reserves” in accordance with Petroleum Industry Standards.

“Public-Sider” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.

“PV10” means, in respect of the Proved Developed Producing Reserves of any Credit Parties’ Oil and Gas Interests set forth in the most recently delivered Reserve Report, the present value of future cash flows (discounted at ten percent (10%) per annum) (a) calculated in accordance with SEC guidelines but using Strip Price for crude oil and natural gas liquids (WTI Cushing) and natural gas (Henry Hub), (b) calculated by (i) in the case of a Reserve Report due on April 1 of any year, an Approved Petroleum Engineer and (ii) in the case of a Reserve Report due on October 1 of any year or as otherwise required under this Agreement, at the Borrower’s option, a petroleum engineer employed by the Borrower or an Approved Petroleum Engineer, in each case, in such person’s reasonable judgment after having reviewed the information from the most recently delivered Reserve Report, (c) as set forth in the Reserve Report most recently delivered under Section 6.01(g) or Section 6.01(h), (d) as adjusted to give effect to Swap Agreements permitted by this Agreement as in effect on the date of such determination and (e) as adjusted to give pro forma effect to all Dispositions or Acquisitions completed since the date of the Reserve Report.

“Recipient” means (a) the Administrative Agent, (b) the Lead Lender and (b) any other Lender, as applicable.

“Redetermination Date” means a “Redetermination Date” as defined in the Revolving Credit Agreement.

“Register” has the meaning assigned to such term in Section 11.04.

“Rejection Notice” has the meaning assigned to such term in Section 2.06(d).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned to such term in Article X.

“Requirements of Law” means, as to any Person, any order, law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Report” means (i) at any time the Revolving Debt is outstanding, the Revolving Reserve Report, and (ii) at any other time, the Asset Coverage Reserve Report.

“Reserve Report Certificate” means, with respect to any Reserve Report, a certificate from a Responsible Officer certifying that in all material respects: (a) such Reserve Report is based on information reasonably available to the Borrower; (b) the Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Interests evaluated in such Reserve Report (except any such Oil and Gas Interests that have been Disposed of since the date of such Reserve Report as permitted by this Agreement) and such properties are free and clear of all Liens except for Liens permitted by Section 7.02; (c) except as set forth on an exhibit to the Reserve Report Certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Interests evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor; (d) except as set forth on an exhibit to the Reserve Report Certificate, none of the Borrower’s or its Subsidiaries’ Oil and Gas Interests have been Disposed of since the last delivery of the corresponding Reserve Report, which exhibit shall describe in reasonable detail such Dispositions; (e) attached to the Reserve Report Certificate is a list of all Material Sales Contracts and all material marketing agreements; (f) the Borrower is in compliance with Section 6.10; and (g) except as set forth on an exhibit to the Reserve Report Certificate, all such properties are owned by the Borrower or a Guarantor.

“Resignation Effective Date” has the meaning assigned to such term in Article X.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, principal accounting officer, treasurer or assistant treasurer of a Credit Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Contribution” means (a) any gift, payment or other contribution to a charity or other charitable organization in excess of $100,000 per fiscal year unless consented to by the Lead Lender or (b) any gift, payment or other contribution to a political party, political group or other political organization.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Administrative Agent” means JPMorgan Chase Bank, N.A., as administrative agent for the Revolving Lenders (or any replacement or successor agent as permitted by the Revolving Credit Agreement and the Intercreditor Agreement).

“Revolving Credit Agreement” means that Third Amended and Restated Credit Agreement, dated as of April 23, 2014, among the Borrower, certain Subsidiaries of the Borrowers as guarantors, the Revolving Lenders and the Revolving Administrative Agent, as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of November 12, 2014, that certain Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of February 25, 2015, that certain Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of November 9, 2015 and that certain Amendment No. 4 to Third Amended and Restated Credit Agreement dated as of the Effective Date, as the same may be further amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 7.01(l) and Section 7.16; provided that the Revolving Credit Agreement shall be limited to a reserve-based, revolving credit agreement determined or re-determined by the lenders, subject to a Borrowing Base and incurred in accordance with Sections 7.01(l) and 7.16.

“Revolving Credit Obligations” means “Obligations” as defined in the Revolving Credit Agreement or “Obligations” under any Permitted Revolver Refinancing.

“Revolving Debt” has the meaning assigned to such term in Section 7.01(l).

“Revolving Lenders” means the financial institutions from time to time party to the Revolving Credit Agreement as “Lenders” thereunder (or such corresponding term in the event the Revolving Credit Agreement is refinanced as permitted by the Intercreditor Agreement).

“Revolving Loan Documents” means the “Loan Documents” as defined in the Revolving Credit Agreement, as amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 7.01(l) and Section 7.16.

“Revolving Reserve Report” means a “reserve report”, or other similarly defined term or concept required, to be delivered pursuant to the terms of the Revolving Credit Agreement as in effect on the Effective Date.

“S&P” means Standard & Poor’s.

“Sale and Leaseback Transaction” means any sale or other transfer of any property by any Person with the intent to lease such property as lessee.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions (at the time of this Agreement, Cuba, Crimea, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council and the European Union, each as amended, supplemented or substituted from time to time.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Second Offer” has the meaning assigned to such term in Section 2.06(d).

“Secured Party” means each of the Administrative Agent and any Lender.

“Security Agreement” means that certain Pledge and Security Agreement executed and delivered by each Credit Party on the Effective Date in favor of the Administrative Agent, for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lender.

“Security Instruments” means collectively, the Security Agreement and all Mortgages, deeds of trust, security agreements, pledge agreements, guaranty agreements (other than this Agreement), collateral assignments and all other collateral documents, now or hereafter executed and delivered by the Borrower or any other Person as security for the payment or performance of the Obligations, all such documents to be in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lender.

“Segregated Collateral Account” shall mean a deposit account or securities account subject to the control of the Administrative Agent in which Net Cash Proceeds are held until applied in accordance with Section 2.06 (it being understood and agreed that such Net Cash Proceeds may not transferred from the Segregated Collateral Account, or used for any other purpose, other than as expressly provided for in Section 2.06).  All funds in such deposit account or securities account shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the deposit account or securities account, subject to this Agreement, the Security Agreement and the Intercreditor Agreement.

“Senior Notes” means (a) the Existing Senior Notes, (b) any senior, senior subordinated or senior convertible notes issued by the Borrower pursuant to a Permitted Refinancing of the

Existing Senior Notes (including any Permitted Junior Lien Debt) and (c) any senior, senior subordinated or senior convertible notes issued by the Borrower pursuant to a Permitted Refinancing of the Senior Notes (including any Permitted Junior Lien Debt), as the same may be amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 7.01(g) and Section 7.15.

“Senior Notes Documents” means the Senior Notes, the Indenture and any documents or instruments contemplated by or executed in connection with any of them (and designated therein as having been executed in connection with the Senior Notes), in each case, as amended, modified, supplemented or restated from time to time to the extent permitted by Section 7.15.

“Senior Secured Debt” means, as of any date, the sum of the Revolving Debt and the Obligations as of such date.

“Strip Price” shall mean, at any time, the forward month prices as of (a) the date designated by the Borrower, which shall not be 30 days earlier than the date of any determination for purposes of Section 7.01(l) and (b) as of the last Business Day of the fiscal year or fiscal quarter of the Borrower, as applicable, for purposes of determination of compliance with Section 7.13, in each case, for the most comparable hydrocarbon commodity applicable to such future production month for a five-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five-year period), with such prices escalated at two percent (2%) each year thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX as of the determination date and (ii) adjusted by appropriate management adjustments for additions to reserves and depletion or sale of reserves since the date of such Reserve Report, adjusted for any basis differential as of the date of determination.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (other than, with respect to any Credit Party, forward contracts for the purchase by, and physical delivery to, a Credit Party of commodities used or consumed by such Credit Party in the ordinary course of business).

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“SWR” means Southwest Royalties, Inc.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” means (a) the execution, delivery and performance by the Credit Parties of this Agreement and the other Loan Documents, (b) the borrowing of Loans, and (c) the use of the proceeds thereof.

“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable prepayment date to the Make-Whole Expiry Date, provided, however, that if the period from the applicable prepayment date to the Make-Whole Expiry Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth (1/12th) of a year) from the weekly average yields of United States Treasury securities for which such yields are given having maturities as close as possible to the Make-Whole Expiry Date, except that if the period from the applicable prepayment date to the Make-Whole Expiry Date is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used.

“Unproved PV10” means the present value of future cash flows (discounted at ten percent (10%) per annum) attributable to undrilled locations on the Credit Parties’ Oil and Gas Interests set forth in the most recently delivered Asset Coverage Reserve Report that do not meet the definition of Proved Undeveloped Reserves under SEC rules and regulations in effect as of the effective date of the most recently delivered Asset Coverage Reserve Report, (a) calculated by (i) in the case of an Asset Coverage Reserve Report due on April 1 of any year, an Approved Petroleum Engineer and (ii) in the case of an Asset Coverage Reserve Report due on October 1 of any year or as otherwise required under this Agreement, at the Borrower’s option, a petroleum engineer employed by the Borrower or an Approved Petroleum Engineer, in each case, in such Person’s reasonable judgment after having reviewed the information from the most recently delivered Asset Coverage Reserve Report and (b) as adjusted to give pro forma effect to all Dispositions or Acquisitions completed since the date of the Asset Coverage Reserve Report, as applicable.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 4.13 or which the Borrower has designated in writing to the Administrative Agent and the Lead Lender to be an Unrestricted Subsidiary pursuant to Section 6.16.

“U.S. Government Securities” means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are entitled to the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.11(f)(ii)(B)(3).

“Warrant Agreement” means that certain Warrant to Purchase Common Stock, dated as of the date thereof, in the form attached hereto as Exhibit G.

“Warrant Purchase Agreement” means that certain Warrant and Preferred Stock Purchase Agreement, dated as of the date thereof, in form and substance reasonably satisfactory to the Lead Lender.

“Warrants” means any and all warrants issued by any Credit Party to the extent constituting Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03.         Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision  amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of  the Borrower or any Subsidiary at “fair value”, as defined therein.

Article II

The Credits

Section 2.01.         Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower on the Availability Date in an aggregate principal amount equal to such Lender’s Commitment at such time.  The Commitments are not revolving and amounts repaid or prepaid may not be re-borrowed under any circumstance. Any portion of the Commitments not drawn by the Borrower on or before 5:00 p.m., New York, New York time, on the Availability Date shall terminate immediately and without further action.

Section 2.02.         Request for Loans.

(a)           To request Loans to be made on the Availability Date, the Borrower shall notify the Administrative Agent and the Lead Lender of such request by telephone, not later than 12:00 noon, New York, New York time, fifteen (15) Business Days prior (or such shorter period as agreed to by the Lenders in their sole discretion) to its request for Loans.  Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent and Lead Lender of a written Borrowing Request in a form approved by the Administrative Agent and Lead Lender and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information:

(i)           the aggregate amount of the Loans to be made;

(ii)          the Availability Date, which shall be a Business Day; and

(iii)         the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made.

Section 2.03.         Funding of Loans.

(a)          Each Lender shall make its Loan on the Availability Date by wire transfer of immediately available funds by 12:00 noon, New York, New York time, to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to a deposit account of the Borrower designated by the Borrower in the applicable Borrowing Request. The funding of the Loans will be net of an original issue discount in an amount of $16,763,346 as consideration for the issuance of the Warrants and the preferred stock, as applicable, under the terms of the Warrant Purchase Agreement and/or fees and expenses otherwise deducted from the principal amount.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time its Loan is required to be made by such Lender in accordance with paragraph (a) of this Section that such Lender will not make available to the Administrative Agent such Lender’s Loan, the Administrative Agent may assume that such Lender has made its Loan available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact its Loan available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans.  If such Lender pays such amount to the Administrative Agent, then the principal portion of such payment shall constitute such Lender’s Loan.

Section 2.04.         Repayment of Loans; Evidence of Debt.

(a)          The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans on the Maturity Date.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s Applicable Percentage thereof.

(d)          The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; and provided further that to the extent there is any conflict between the accounts maintained pursuant to paragraph (b) or (c) of this Section and the Register maintained pursuant to Section 11.04, the Register shall control.

(e)           Any Lender may request that the Loan made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit D.  Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by a promissory note in such form.

Section 2.05.         Optional Prepayment of Loans.

(a)          The Borrower shall have the right at any time and from time to time to prepay the Loans (together with any amounts due pursuant to Section 2.07 or Section 2.09), in whole or in part, in an aggregate minimum amount equal to (a) if being paid in whole, the Obligations and (b) if being paid in part, $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(b)          The Borrower shall notify the Administrative Agent and Lead Lender by telephone (confirmed by telecopy) of any prepayment hereunder not later than 12:00 noon, New York, New York time, three Business Days before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans to be prepaid.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment shall be applied ratably to the Loans to be prepaid.  Prepayments shall be accompanied by accrued interest.

Section 2.06.         Mandatory Prepayment of Loans.

(a)           Subject to Section 2.06(c), on the date of receipt by the Borrower or any Restricted Subsidiary (or affiliate thereof) of any Net Cash Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds (together with any amounts due pursuant to Section 2.07 or Section 2.09); provided that the Borrower shall have no obligation to prepay the Loans (i) to the extent that such Net Cash Proceeds are attributable to a Disposition permitted by clauses (a), (c), (e), (f), (g), (h) and (j) of Section 7.04, (ii) to the

extent that such Net Cash Proceeds for any Disposition are not in excess of $1,000,000 individually or $10,000,000 in the aggregate for all such Dispositions or (iii) with respect to any Casualty Event or any Disposition permitted pursuant to clause (k) (but only with respect to Dispositions of Core Assets that were acquired by the Borrower or any Restricted Subsidiary following the Availability Date (it being understood that any Net Cash Proceeds received from other Dispositions pursuant to clause (k) shall not be able to be reinvested pursuant to this clause (iii)) and clause (l) of Section 7.04, if, within 365 days after receipt of such Net Cash Proceeds, the Borrower uses such Net Cash Proceeds to purchase, or otherwise reinvests such Net Cash Proceeds in, Oil and Gas Interests useful in the business of the Credit Parties (in each case, as certified by the Borrower in a certificate of a Responsible Officer delivered to the Administrative Agent and the Lead Lender); provided further that, if all or any portion of such Net Cash Proceeds are not so reinvested within the time period specified (or such earlier date, if any, as the applicable Credit Party determines not to reinvest such Net Cash Proceeds as set forth above), such remaining portion shall be applied on the last date of such period (or such earlier date, as the case may be) as provided in this Section 2.06(a) without regard to this proviso.

(b)           Subject to Section 2.06(c), on the date of any Change of Control, the Borrower shall offer to prepay the principal amount of the Loans then outstanding at par, together with an amount equal to one percent (1%) of the principal amount of the Loans so required to be prepaid and all accrued interest thereon.

(c)           On the date of any Change of Control pursuant to clause (d) of the definition of “Change of Control”, the Borrower shall notify the Administrative Agent and the Lead Lender of such Change of Control. Promptly after the date of receipt of such notice the Lead Lender, in its sole discretion, shall determine whether a prepayment obligation of the Borrower shall arise under Section 2.06(a) or Section 2.06(b) (but, not both). Promptly thereafter the Lead Lender shall provide written notice to the Borrower of the Lead Lender’s election. On the Business Day following the Borrower’s receipt of such notice, the Borrower shall then comply with all requirements set forth in Section 2.06(a) or Section 2.06(b), as applicable.

(d)           Notwithstanding anything in this Agreement to the contrary, each Lender, in its sole discretion, may, but is not obligated to, waive the Borrower’s requirement to make any prepayments pursuant to this Section 2.06 with respect to such Lender’s Applicable Percentage  of such prepayment and such waiver shall not require a separate waiver and/or consent to this Agreement.  Upon the dates set forth in this Section 2.06 for any such prepayment, the Borrower shall notify the Administrative Agent of the amount that is available to prepay the Loans (the “Prepayment Amount”).  Promptly after the date of receipt of such notice, the Administrative Agent shall provide written notice (the “Offer”) to the Lenders of the amount available to prepay the Loans.  Any Lender declining such prepayment (a “Declining Lender”) shall give written notice (each, a “Rejection Notice”) thereof to the Administrative Agent by 12:00 noon, New York, New York time, no later than three (3) Business Days after the date of such notice from the Administrative Agent; provided, that, if a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, such failure will be deemed an acceptance of such Lender’s pro rata share of the Offer.  The Borrower shall prepay the Loans within one Business Day after its receipt of notice from the Administrative Agent of the aggregate amount of such prepayment.  On such date, the

Administrative Agent shall then provide written notice (the “Second Offer”) to the Lenders other than the Declining Lenders (such Lenders, the “Accepting Lenders”) of the additional amount available (due to such Declining Lenders’ declining such prepayment) to prepay Loans owing to such Accepting Lenders, with such available amount to be allocated on a pro rata basis among the Accepting Lenders that accept the Second Offer.  Any Lenders declining prepayment pursuant to such Second Offer shall give written notice thereof to the Administrative Agent by 12:00 noon, New York, New York time, no later than three (3) Business Days after the date of such notice of a Second Offer; provided, that, if a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, such failure will be deemed an acceptance of such Lender’s pro rata share of the Second Offer.  The Borrower shall prepay the Loans within one Business Day after its receipt of notice from the Administrative Agent of the aggregate amount of such prepayment.  Amounts remaining after the allocation of accepted amounts with respect to the Second Offer to Accepting Lenders shall be retained by the Borrower.

(e)           Notwithstanding any other provisions of this Agreement or any other Loan Document, no prepayment of the Loans shall be required pursuant to this Section 2.06 (i) to the extent that such prepayment would violate the Intercreditor Agreement or (ii) with respect to any Disposition of any Borrowing Base Properties (as defined in the Revolving Credit Agreement), to the extent such Disposition results in a Borrowing Base Deficiency and then such payment shall not be required only to the extent such Net Cash Proceeds are applied to cure the Borrowing Base Deficiency in accordance with the terms of the Revolving Credit Agreement; provided, that, so long as such Net Cash Proceeds are held in a Segregated Collateral Account until applied in accordance with this Section 2.06, no such Net Cash Proceeds shall be required to be applied in accordance with this Section 2.06 prior to the earlier of (i) the next Redetermination Date following such Disposition and (ii) the first date on which the Revolving Lenders have the right (whether automatic or otherwise) to reduce or redetermine the Borrowing Base under the Revolving Credit Agreement as a result of such Disposition; provided, further, that it is understood and agreed that any Net Cash Proceeds that are either (a) in excess of the amount required to cure the Borrowing Base Deficiency in accordance with the terms of the Revolving Credit Agreement or (b) otherwise not required to be applied in accordance with the terms of the Revolving Credit Agreement, in each case, will be applied in accordance with this Section 2.06 after taking into account the time period in the first proviso of this clause (e).

Section 2.07.         Make-Whole Premium; Prepayment Premium.

(a)           If, on or prior to the Make-Whole Expiry Date, the Borrower prepays or is required to repay (excluding any prepayment required under Section 2.06(b)), for any reason, whether by mandatory or optional prepayment, at maturity or following acceleration of the maturity thereof (or if the maturity of the Loans shall be accelerated under any provisions of Article IX), in connection with an Event of Default and/or in connection with a voluntary or involuntary Bankruptcy Event or otherwise, all or any part of the principal balance of the Loans, then the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, in addition to the amount so prepaid or so accelerated (and any accrued and unpaid interest due thereon), an amount equal to the present value at such time, computed using a discount rate equal to the Treasury Rate plus fifty (50) basis points, of (a) 12.5% of the amount so prepaid or so accelerated, plus (b) the amount of interest which would have been payable on the principal balance of the Loans being prepaid or accelerated from the date of prepayment through the Make-Whole Expiry Date (such amount, the “Make-Whole Amount”, to be calculated by the Borrower).

(b)           If, after the Make-Whole Expiry Date, but on or prior to the fourth year anniversary of the Availability Date, the Borrower prepays or is required to repay (excluding any prepayment required under Section 2.06(b)), for any reason, whether by mandatory or optional prepayment, at maturity or following acceleration of the maturity thereof (or if the maturity of the Loans shall be accelerated under any provisions of Article IX), in connection with an Event of Default  and/or in connection with a voluntary or involuntary Bankruptcy Event or otherwise, all or any part of the principal balance of the Loans, then the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, in addition to the amount so prepaid or so accelerated (and any accrued and unpaid interest due thereon), an amount equal to 12.5% of the amount so prepaid or so accelerated.

(c)           If, after the fourth anniversary of the Availability Date, but prior to the day that six (6) months after the fourth anniversary of the Availability Date, the Borrower prepays or is required to repay (excluding any prepayment required under Section 2.06(b)), for any reason, whether by mandatory or optional prepayment, at maturity or following acceleration of the maturity thereof (or if the maturity of the Loans shall be accelerated under any provisions of Article IX), in connection with an Event of Default  and/or in connection with a voluntary or involuntary Bankruptcy Event or otherwise, all or any part of the principal balance of the Loans, then the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, in addition to the amount so prepaid or so accelerated (and any accrued and unpaid interest due thereon), an amount equal to 3.125% of the amount so prepaid or so accelerated.

Section 2.08.         [Reserved.]

Section 2.09.         Interest and Fees.

(a)          The Loans shall bear interest (i) during the period from the Availability Date through March 30, 2018, for each Interest Rate Period, at either the Applicable Rate or the Applicable PIK Rate as selected by the Borrower by written notice to the Administrative Agent delivered on or prior to the date that is 30 days prior to the beginning of such Interest Rate Period and (ii) at all times thereafter, at the Applicable Rate; provided that, for the Interest Rate Period commencing on the Availability Date and ending on March 30, 2016, the Loans shall bear interest at the Applicable Rate; provided, further, that for the Interest Rate Period commencing March 31, 2016, the Loans shall bear interest at the Applicable PIK Rate.

(b)          The Borrower shall pay to the Administrative Agent fees in such amounts and at such times as set forth in that certain letter agreement, dated March 8, 2016, among the Administrative Agent and the Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(c)           Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans and, to the extent permitted by applicable law, other Obligations outstanding shall thereafter bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the Applicable Rate.

(d)          Subject to Section 2.09(f), accrued interest on the Loans shall be payable in arrears on each Interest Payment Date and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or prepayment.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

(f)           All interest accruing at the Applicable PIK Rate shall be payable-in-kind rather than in cash (such interest, the “PIK Interest”) on each applicable Interest Payment Date, and the amount of such PIK Interest shall be capitalized and added to the outstanding principal amount of the Loans on each such Interest Payment Date. From and after each applicable Interest Payment Date, the outstanding principal amount of the Loans shall without further action by any party hereto be deemed to be increased by the aggregate amount of PIK Interest so capitalized and added to such Loans in accordance with the provisions hereof, whereupon such amount of PIK Interest so capitalized and added shall also accrue interest in accordance with the terms of this Section 2.09.

Section 2.10.         Increased Costs.

(a)          If any Change in Law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Loan or maintaining its obligations to make any such Loan or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or any other amount), then the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

(b)          If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Recipient setting forth the amount or amounts necessary to compensate such Recipient or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Recipient the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Failure or delay on the part of any Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Recipient pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Recipient notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Recipient’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.11.         Taxes.

(a)          Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.11) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by the Borrower.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and the Lead Lender.

(d)          Indemnification by the Borrower.  The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)           Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed copies of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or applicable successor form); or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant

Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g)  (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)          [Reserved].

(i)            Survival.  Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)           Defined Terms.  For purposes of this Section 2.11, the term “applicable law” includes FATCA.

Section 2.12.         Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)          The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.10 or Section 2.11, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices as specified in Section 11.01(a), except that payments pursuant to Section 2.10, Section 2.11 and Section 11.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, premiums and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest, premiums and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, premiums and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(b), Section 2.12(d) or Section 11.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.13.         Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or Section 2.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.11) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)           If in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement or any other Loan Document that requires approval of all of the Lenders, each Lender or each Lender affected thereby under Section 11.02, the consent of the Majority Lenders shall have been obtained but the consent of one or more of such other Lenders (other than, so long as Ares holds in excess of 25% of the outstanding principal amount of the Loans, Ares) (each a “Non-Consenting Lender”) whose consent is required has not been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, elect to replace such Non-Consenting Lender as a Lender party to this Agreement in accordance with and subject to the restrictions contained in, and consents required by Section 11.04; provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld and (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. For the avoidance of doubt, so long as Ares holds in excess of 25% of the outstanding principal amount of the Loans, under no circumstance shall Ares be deemed to be a Non-Consenting Lender under this Agreement.

Article III

[Reserved]

Article IV

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 4.01.         Organization; Powers.  Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 4.02.         Authorization; Enforceability.  The Transactions are within each Credit Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, actions by equity holders.  This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.03.         Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or have been made or to be made in connection with the filing of any Security Instruments to secure the Obligations, (b) will not violate any Requirement of Law applicable to the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness or a Material Sales Contract binding upon the Borrower or any Restricted Subsidiary or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary not otherwise permitted under Section 7.02.

Section 4.04.         Financial Condition; No Material Adverse Change.

(a)          The Borrower has heretofore furnished to the Administrative Agent and the Lenders (i) the audited consolidated balance sheet and related statements of income, stockholders equity and cash flows of the Borrower and its Consolidated Subsidiaries as of and for the fiscal year ended December 31, 2014, reported on by KPMG LLP, independent public accountants and (ii) the unaudited consolidated balance sheet and related statements of income, stockholders equity and cash flows of the Borrower and its Consolidated Subsidiaries as of and for the fiscal quarter ended September 30, 2015.  Such financial statements, together with any notes and management discussions related such financials appearing in the Borrower’s Form 10-K filed with the SEC on February 27, 2015 and the Borrower’s Form 10-Q filed with the SEC on November 9, 2015, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP and, except as set forth on Schedule 4.04, show all material indebtedness and other liabilities, direct or contingent of the Borrower and its Consolidated Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b)          Since December 31, 2014, no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect has occurred.

Section 4.05.         Properties.

(a)          Except as otherwise provided in Section 4.15 with respect to Oil and Gas Interests, the Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, all such real and personal property material to its business, except for (i) minor defects in title that do not, in the aggregate, interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (ii) Liens permitted under Section 7.02.

(b)          The Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and such Restricted Subsidiaries, as the case may be, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.06.         Litigation and Environmental Matters.

(a)          There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect after taking into account insurance proceeds or other recoveries from third parties actually received (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)          Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect after taking into account insurance proceeds or other recoveries from third parties actually received, neither the Borrower nor any Restricted Subsidiary, to the Borrower’s knowledge, (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any claim with respect to any Environmental Liability.

(c)           Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 4.07.         Compliance with Laws and Agreements.  The Borrower and each Restricted Subsidiary is in compliance with all Requirements of Law applicable to it or its property, its Organizational Documents and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

Section 4.08.         Investment Company Status.  Neither the Borrower nor any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 4.09.         Taxes.  The Borrower and each Restricted Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 4.10.         ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of FASB Statement 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of FASB Statement 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

Section 4.11.         Disclosure.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Restricted Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made or deemed made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 4.12.         Labor Matters.  There are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.  The hours worked by and payments made to employees of the Borrower and, to the knowledge of the Borrower, to employees of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Law dealing with such matters to the extent that such violation could reasonably be expected to have a Material Adverse Effect.

Section 4.13.         Capitalization.  Schedule 4.13 lists as of the Effective Date, (a) for the Borrower and each Restricted Subsidiary, its full legal name and its jurisdiction of organization and (b) for each Restricted Subsidiary, the number of shares of capital stock or other Equity Interests outstanding and the owner(s) of such shares or Equity Interests.

Section 4.14.         Margin Stock.  Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 4.15.         Oil and Gas Interests.  Each Credit Party has good and defensible title to all Proved Reserves included in the Oil and Gas Interests  described in the most recent Reserve Report provided to the Administrative Agent and the Lead Lender (other than such Proved Reserves that have been subsequently disposed of in compliance with this Agreement), free and clear of all Liens except Liens permitted pursuant to Section 7.02.  All such proved Oil and Gas Interests are valid, subsisting, and in full force and effect in all material respects, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid except for such rentals, royalties and other amounts that are amounts being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Restricted Subsidiary has set aside on its books adequate reserves, or except to the extent such rentals, royalties and other amounts due, if left unpaid, would not result in the loss or forfeiture of Oil and Gas Interests having an aggregate fair market value in excess of $10,000,000.  Without regard to any consent or non-consent provisions of any joint operating agreement covering any Credit Party’s proved Oil and Gas Interests, such Credit Party’s share of (a) the costs for the proved Oil and Gas Interests described in the Reserve Report (other than for such proved Oil and Gas Interests that have been subsequently disposed of in compliance with this Agreement) is not materially greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests,” “WI,” “gross working interest,” “GWI,” or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (b) production from, allocated to, or attributed to such proved Oil and Gas Interests is not materially less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms.  The wells drilled in respect of proved producing Oil and Gas Interests described in the Reserve Report (other than wells drilled in respect of such proved producing Oil and Gas Interests that have been subsequently disposed of in compliance with this Agreement) (1) are capable of, and are presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and the Credit Party that owns such proved producing Oil and Gas Interests is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (2) have been drilled, bottomed, completed, and operated in compliance with all applicable laws, in the case of clauses (1) and (2), except where any failure to satisfy clause (1) or to comply with clause (2) would not have a Material Adverse Effect, and no such well which is currently producing Hydrocarbons is subject to any material penalty in production by reason of such well having produced in excess of its allowable production.

Section 4.16.         Insurance.  The certificate signed by a Responsible Officer that attests to the existence of, and summarizes, the property and casualty insurance program maintained by the Credit Parties that has been furnished by the Borrower to the Administrative Agent and the Lenders as of the Effective Date, is complete and accurate in all material respects as of the Effective Date and demonstrates the Borrower’s and the Restricted Subsidiaries’ compliance with Section 6.05.

Section 4.17.         Solvency.

(a)           Immediately after the consummation of the Transactions and immediately following the making of the Loans on the Availability Date and after giving effect to the application of the proceeds thereof, (1) the fair value of the assets of the Credit Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Credit Parties on a consolidated basis; (2) the present fair saleable value of the real and personal property of the Credit Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Credit Parties on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (3) the Credit Parties on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (4) the Credit Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(b)           The Credit Parties do not intend to, and do not believe that they will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

Section 4.18.                          Material Sales Contracts.  No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Sales Contract to which it is a party, except where such default could not reasonably be expected to result in a Material Adverse Effect.

Section 4.19.                          Common Enterprise.  The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party.  Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies.  Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect benefit to such Credit Party, and is in its best interest.

Section 4.20.                          Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents insofar as the same are acting on behalf of the Borrower or its Subsidiaries, (x) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and (y) have not and will not do business, enter into transactions or store with, purchase or receive money from, transport from, to or with, sell goods or give money to, a Sanctioned Person.  None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  The making of the Loans, use of proceeds thereof or other transaction contemplated by the Credit Agreement will not violate Anti-Corruption Laws or applicable Sanctions.

Article V

Conditions

Section 5.01.                          Effective Date.  This Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):

(a)                               The Administrative Agent and the Lead Lender (or their counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent and the Lead Lender (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)                               The Administrative Agent and the Lead Lender shall have received (i) a certificate of each Credit Party, dated the Effective Date and executed by its Secretary or

Assistant Secretary or a Responsible Officer of such Credit Party, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Credit Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate of formation or articles of incorporation or organization of such Credit Party certified by the relevant authority of the jurisdiction of organization of such Credit Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a good standing certificate for each Credit Party from its jurisdiction of organization.

(c)                                The Administrative Agent and the Lead Lender shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Vinson & Elkins LLP, counsel for the Credit Parties, covering such matters relating to the Credit Parties, this Agreement or the Transactions as the Lead Lender shall reasonably request.  The Credit Parties hereby request such counsel to deliver such opinion.

(d)                               The Administrative Agent and the Lead Lender shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming that the Credit Parties have (i) complied with the conditions set forth in paragraphs (j), (k), (u) and (v) of this Section 5.01, (ii) complied with the covenants set forth in Section 6.05 (and demonstrating such compliance by the attachment of an insurance summary and insurance certificates evidencing the coverage described in such summary) and (iii) complied with the requirements of Section 6.10 and Section 6.11.

(e)                                [Reserved].

(f)                                   The Administrative Agent and the Lead Lender shall have received the Security Agreement, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements, necessary to create second priority Liens, subject to the Liens permitted under Section 7.02 and the Intercreditor Agreement, in all of the Collateral in which a security interest is required to be granted in favor of the Administrative Agent pursuant to the Security Instruments, including all of the Equity Interests of each Restricted Subsidiary now or hereafter owned by Borrower or any Restricted Subsidiary.

(g)                                  [Reserved].

(h)                               [Reserved].

(i)                                   The Administrative Agent and the Lead Lender shall have received such financing statements (including, without limitation, the financing statements referenced in subclause (f) above) as Administrative Agent and the Lead Lender shall specify to fully evidence and perfect all Liens contemplated by the Loan Documents, all of which shall be filed of record by Lead Lender in such jurisdictions as the Lead Lender shall require in its sole discretion.

(j)                                    Each Credit Party shall have obtained all approvals required from any Governmental Authority and all consents of other Persons, in each case that are necessary or, in the reasonable discretion of the Lead Lender, advisable in connection with the Transactions and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Lead Lender.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(k)                                 There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Lead Lender, singly or in the aggregate, materially impairs the Transactions, the financing thereof or any of the other transactions contemplated by the Loan Documents or that could reasonably be expected to result in a Material Adverse Effect.

(l)                                   All partnership, corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto shall be reasonably satisfactory in form and substance to Administrative Agent and its counsel, and Administrative Agent and such counsel shall have received all such certified copies of such documents as Lead Lender may reasonably request.

(m)                           The Administrative Agent and the Lenders shall have received the Projections, the operating budget for fiscal year 2016 and all of the financial statements described in Section 4.04(a).

(n)                               The Administrative Agent and the Lead Lender shall have received a duly executed copy of the Warrant Purchase Agreement.

(o)                               The Administrative Agent and the Lead Lender shall have received a true and complete copy of the Revolving Reserve Report most recently delivered to the Revolving Administrative Agent.

(p)                               The Administrative Agent and the Lead Lender shall have received a duly executed copy of the Intercreditor Agreement.

(q)                               The Administrative Agent and the Lead Lenders shall have received a duly executed copy of an amendment to the Revolving Credit Agreement (the “RBL Amendment”), in form and substance reasonably acceptable to the Lead Lender.

(r)                                  [Reserved].

(s)                                 [Reserved].

(t)                                  The Administrative Agent and the Lead Lender shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the Effective Date, and all such documents shall be in form and substance satisfactory to the Administrative Agent and the Lead Lender.

(u)                               The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as of such earlier date).

(v)                               No Default shall have occurred and be continuing.

(w)                             The Administrative Agent shall have received from the Borrower an executed counterpart to the fee letter between Wilmington Trust, National Association and the Borrower relating to the transactions contemplated hereby.

(x)                                 The Administrative Agent shall have received, at least five Business Days prior to the Effective Date (or such shorter period as agreed to by the Administrative Agent in its sole discretion), all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, that is requested by the Administrative Agent or any Lender in writing at least five Business Days prior to the Effective Date;

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement, each Loan Document, and each other document, agreement and/or instrument required to be approved by the Administrative Agent, the Lead Lender or the Lenders, as applicable, on the Effective Date.

Section 5.02.                          Availability Date.  The obligations of the Lenders to make Loans on the Available Date shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):

(a)                               The Effective Date shall have occurred.

(b)                               The Administrative Agent and the Lead Lender shall have received a Borrowing Request acceptable to the Administrative Agent and the Lead Lender and in accordance with Section 2.02 setting forth the amount of the Loans requested by the Borrower on the Availability Date and the accounts to which such Loans are to be funded.

(c)                                The Administrative Agent and the Lead Lender shall be satisfied that all actions and proceedings required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

(d)                               The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Availability Date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as of such earlier date).

(e)                                At the time of and immediately after giving effect to the funding of the Loans, no Default shall have occurred and be continuing.

(f)                                 The Administrative Agent and the Lead Lender shall have received a solvency certificate dated the Availability Date and signed by a Financial Officer of the Borrower.

(g)                                The Administrative Agent and the Lead Lender shall have received duly executed Mortgages in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lender necessary or appropriate to grant, evidence and perfect Liens on Oil and Gas Interests of the Borrower and its Restricted Subsidiaries in favor of the Administrative Agent as required by Section 6.10.

(h)                               The Administrative Agent and the Lead Lender shall have received evidence that arrangements have been made for (i) a director, officer or other representative of Ares and (ii) a person with significant experience as an executive officer in the oil and gas industry, in each case reasonably acceptable to the Lead Lender, to be appointed as members of the board of directors of the Borrower.

(i)                                   The Administrative Agent and the Lead Lender shall have received a duly executed copy of the Warrant Agreement and all other conditions precedent existing under the Warrant Purchase Agreement have been satisfied in accordance with the terms of the Warrant Purchase Agreement.

(j)                                  The Administrative Agent and the Lead Lender shall receive a duly executed certificate of a Responsible Officer, dated as of the Availability Date, confirming that (a) the Credit Parties have satisfied the conditions precedent in this Section 5.02, (b) the conditions precedent to the RBL Amendment have been satisfied in accordance with the terms of the RBL Amendment and (c) the conditions precedent to the Warrant Purchase Agreement have been satisfied in accordance with the terms of the Warrant Purchase Agreement.

(k)                               The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Availability Date under this Agreement, and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including all reasonable fees, expenses and disbursements of counsel for the Administrative Agent and Lead Lender to the extent invoiced on or prior to the Availability Date, together with such additional amounts as shall constitute such counsel’s reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the recording and filing of Mortgages (and/or Mortgage amendments) and financing statements; provided, that, such estimate shall not thereafter preclude further settling of accounts between the Borrower and the Administrative Agent.

(l)                                   Each Lender that has requested the delivery of a promissory note pursuant to and in accordance with Section 2.04(e) shall have received promissory notes duly executed by the Borrower.

(m)                           The Administrative Agent and the Lead Lender shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Availability Date) of Vinson & Elkins LLP, counsel for the Credit Parties, covering such matters relating to the Credit Parties, this Agreement or the Transactions as the Lead Lender shall reasonably request to the extent not already covered pursuant to Section 5.01(c) above.  The Credit Parties hereby request such counsel to deliver such opinion.

The Lead Lenders shall notify the Administrative Agent of the Availability Date and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.02) at or prior to 5:00 p.m., New York City time, on March 31, 2016 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Article VI

Affirmative Covenants

Until the Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 6.01.                          Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)                               within ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants reasonably acceptable to the Lead Lender (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)                               within forty-five (45) days after the end of each fiscal quarter of the Borrower, (i) the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the

Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) a quarterly operating and capital expenditures budget, and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the following fiscal quarter in a format reasonably consistent with the projections, budgets and forecasts theretofore provided to the Lenders, and promptly following the preparation thereof, material updates to any of the foregoing from time to time prepared by management of the Borrower;

(c)                                concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate in a form reasonably acceptable to Lead Lender signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.13;

(d)                               concurrently with the delivery of financial statements under clause (a) or (b) above, notice of the date and time of a conference call with Lenders to discuss financial information, which conference calls the Borrower shall host not later than 5 Business Days after such distribution; provided that any conference call hosted by the Borrower which is generally available to holders of its debt and/or equity securities shall satisfy this condition;

(e)                                within sixty (60) days after the conclusion of each fiscal year, the Borrower’s annual operating and capital expenditure budgets, and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the following fiscal year in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Administrative Agent and the Lenders, and promptly following the preparation thereof, material updates to any of the foregoing from time to time prepared by management of the Borrower;

(f)                                 promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(g)                                (i) promptly following the delivery of any Revolving Reserve Report to the Revolving Administrative Agent, a copy of such Revolving Reserve Report and a Reserve Report Certificate and (ii) promptly, but in any event within two (2) Business Days upon delivery or receipt, copies of all notices or other correspondences regarding any increase or decrease of the Borrowing Base under the Revolving Credit Agreement or any Borrowing Base Deficiency under the Revolving Credit Agreement;

(h)                               as soon as available and in any event by April 1 and October 1 of each year, beginning April 1, 2019, the Borrower shall deliver to the Administrative Agent and each Lender an Asset Coverage Reserve Report, prepared as of the immediately preceding December 31 and June 30, respectively, in form and substance satisfactory to the Lead Lender in its reasonable discretion and prepared by an Approved Petroleum Engineer (or, in the case of the Asset

Coverage Reserve Report due on October 1 of each year, by one or more petroleum engineers employed by the Borrower); said Asset Coverage Reserve Report to utilize economic and pricing parameters consistent with those set forth in the definition of Asset Coverage Reserve Report, together with such other information, reports and data concerning the value of the Oil and Gas Interests set forth therein as the Lead Lender shall deem reasonably necessary to calculate the Asset Coverage Ratio and together with a Reserve Report Certificate;

(i)                                   together with the any Revolving Reserve Report or Asset Coverage Reserve Report required to be delivered under Section 6.01(g) or Section 6.01(h), as applicable, a report, in reasonable detail, setting forth (i) the Swap Agreements then in effect, the notional volumes of and prices for, on a monthly basis and in the aggregate, the Crude Oil and Natural Gas for each such Swap Agreement and the term of each such Swap Agreement, (ii) the notional volumes of Crude Oil and Natural Gas for each such Swap Agreement and (iii) a list of the top fifteen (15) customers purchasing Hydrocarbons from the Borrower or any Subsidiary in the six month period prior to the “as of” date of the most recently delivered Reserve Report or Asset Coverage Reserve Report, as applicable; and

(j)                                  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to this Section 6.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at www.claytonwilliams.com, or (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon request, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and, upon request, each Lender (by telecopier or electronic mail) of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificates required by Section 6.01(c) to the Administrative Agent.  Except for such compliance certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 6.02.                          Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)                               as soon as possible, but in any event within five (5) days of obtaining knowledge thereof, the occurrence of any Default;

(b)                               as soon as possible, but in any event within fifteen (15) days after obtaining knowledge of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                                as soon as possible, but in any event within fifteen (15) days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Restricted Subsidiaries in an aggregate amount exceeding $1,000,000;

(d)                               as soon as possible, but in any event within fifteen (15) days after obtaining knowledge of any release by any Credit Party, or any other Person of any Hazardous Material into the environment, which could reasonably be expected to have a Material Adverse Effect;

(e)                                as soon as possible, but in any event within fifteen (15) days after any notice alleging any violation of any Environmental Law by any Credit Party or any other Environmental Liability, which could reasonably be expected to have a Material Adverse Effect;

(f)                                 as soon as possible, but in any event within fifteen (15) days after the occurrence of any breach or default under, or repudiation or termination of, any Material Sales Contract, which could reasonably be expected to have a Material Adverse Effect;

(g)                                promptly following the execution and delivery thereof, copies of any amendment, modification, waiver or other change to the Revolving Loan Documents, together with a certificate of a Responsible Officer certifying that such copies are true, correct and complete as of the date of delivery;

(h)                               promptly following the furnishing or receipt thereof, copies of any default notices under the Revolving Loan Documents not otherwise required to be furnished to the Lenders pursuant to any other provisions of this Agreement; and

(i)                                   as soon as possible, but in any event within five (5) days of becoming aware of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

To the extent applicable, each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.03.                          Existence; Conduct of Business.  The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03 or any Disposition permitted under Section 7.04 nor shall the Borrower or any Restricted Subsidiary be required to preserve any right or franchise unrelated to the Oil and Gas Interests if the Borrower or such Restricted Subsidiary determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not adverse in any material respect to the Administrative Agent or any Lender.

Section 6.04.                          Payment of Obligations.  The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or any Collateral becoming subject to forfeiture or loss as a result of such contest.

Section 6.05.                          Maintenance of Properties; Insurance.  The Borrower will, and will cause each Restricted Subsidiary and use commercially reasonable efforts to cause each operator of Oil and Gas Interests:

(a)                               keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and

(b)                               maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  Upon request of the Administrative Agent, the Borrower will furnish or cause to be furnished to the Administrative Agent from time to time a summary of the respective insurance coverage of the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Lead Lender, and, if requested, will furnish the Administrative Agent copies of the applicable policies.  Upon demand by Administrative Agent, the Borrower will cause any insurance policies covering any such property to be endorsed (a) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Administrative Agent, (b) to include the Administrative Agent as loss payee with respect to all property/casualty policies and additional insured with respect to all liability policies and (c) to provide for such other matters as the Lenders may reasonably require.

Section 6.06.                          Books and Records; Inspection Rights.  The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 6.07.                          Compliance with Laws.  The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law (including Environmental Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 6.08.                          Environmental Matters.  If an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exists a violation of any Environmental Law by the Borrower or any Restricted Subsidiary or that there exists any other Environmental Liabilities that would reasonably be expected to result in a Material Adverse Effect, then Borrower and each relevant Restricted Subsidiary shall, promptly upon the receipt of a request from the Administrative Agent, cause the performance of, or allow the Administrative Agent access to the real property for the purpose of conducting, an environmental assessment, including subsurface sampling of soil and groundwater, and cause the preparation of a report.  Such assessments and reports, to the extent not conducted by the Administrative Agent, shall be conducted and prepared by a reputable environmental consulting firm acceptable to the Administrative Agent and shall be in form and substance acceptable to the Administrative Agent.  Borrower shall be responsible for (and reimburse the Administrative Agent for) all costs associated with any such assessments and reports.

Section 6.09.                          Use of Proceeds.  The proceeds of the Loans will be used only to (a) pay the fees, expenses and transaction costs of the Transactions, (b) repay Indebtedness outstanding under the Revolving Credit Agreement, (b) prepay, redeem or defease the Existing Senior Notes to the extent permitted under Section 7.15 and (c) finance the working capital needs of the Borrower, including capital expenditures, and for general corporate purposes of the Borrower and the Guarantors, in the ordinary course of business, including the exploration, acquisition and development of Oil and Gas Interests.  No part of the proceeds of the Loans will be used, whether directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U issued by the Board).  The Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.  The Borrower will not fund all or part of any repayment of the Obligations out of proceeds derived from transactions which would be prohibited by Sanctions or would otherwise cause any Person to be in breach of Sanctions.

Section 6.10.                          Mortgages and Other Security.

(a)                               The Borrower will, and will cause each Material Restricted Subsidiary to (i) by no later than each Redetermination Date (or a later date acceptable to the Lead Lender in its reasonable discretion) and, at the reasonable request of the Lead Lender, at any time between each Redetermination Date (including with respect to the acquisition of any Oil and Gas Interests after the Effective Date or between each Redetermination Date), execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, Mortgages in form and substance reasonably acceptable to the Administrative Agent and to the Lead Lender together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as the Administrative Agent and Lead Lender shall reasonably deem necessary or appropriate to grant, evidence and perfect and maintain Liens on Oil and Gas Interests having an Engineered Value equal to or greater than (a) ninety percent (90%) or such higher percentage as the Lead Lender may require at any time an Event of Default is continuing of the Engineered Value of the Oil and Gas Interests evaluated in the most recent Reserve Report provided to the Administrative Agent pursuant to Section 6.01(g) and Section 6.01(h), (b) ninety-eight percent (98%) of the Engineered Value of the Core Assets evaluated in the most recent Reserve Report provided to the Administrative Agent pursuant to Section 6.01(g) and Section 6.01(h) and (c) ninety-eight percent (98%) of the net acreage consisting of Core Assets of the Borrower and its Restricted Subsidiaries; provided that, the Borrower shall use commercially reasonably efforts to grant, evidence and perfect and maintain Liens in all Core Assets and substantially all undeveloped acreage of the Borrower and its Restricted Subsidiaries, (ii) promptly after entering into any such agreement (to the extent not already subject to a Lien pursuant to the Security Instruments), execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, collateral assignments of all right, title and interest of any Credit Party in and to any gathering, handling, storing, processing, transportation, supply, pipeline or marketing agreement with any Affiliate that is not a Credit Party, and (iii) execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, Security Instruments in form and substance reasonably acceptable to the Administrative Agent and the Lead Lender together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable), as the Administrative Agent and the Lead Lender shall reasonably deem necessary or appropriate to grant, evidence and perfect Liens in substantially all personal property of the Borrower or such Restricted Subsidiary, as the case may be, in each case, subject only to Permitted Encumbrances and other Liens permitted under Section 7.02.

(b)                               The Borrower agrees that it will not, and will not permit any Material Restricted Subsidiary to, grant a Lien on any Oil and Gas Interests to secure the Revolving Debt without contemporaneously granting to the Administrative Agent, as security for the Obligations, a second Lien in favor of Administrative Agent (subject only to the Liens permitted pursuant to Section 7.02 and the Intercreditor Agreement) on the same Oil and Gas Interests pursuant to Mortgages for the benefit of the Administrative Agent. In connection therewith, the Borrower shall, and shall cause each other Material Restricted Subsidiary, to execute and deliver such other additional documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent and the Lead Lender.

(c)                                Notwithstanding anything to the contrary in this Section 6.10, the Borrower will, and will cause each Material Restricted Subsidiary to (i) on the Effective Date (or a later date acceptable to the Lead Lender in its sole discretion), (A) execute and deliver to the Administrative Agent Mortgages in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lender necessary or appropriate to grant, evidence and perfect Liens in the Oil and Gas Interests of the Borrower and its Restricted Subsidiaries encumbered by Liens in favor of the Revolving Administrative Agent as of the Effective Date and (B) deliver a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Vinson & Elkins LLP, counsel for the Credit Parties, covering such matters relating to such Mortgages as the Administrative Agent and the Lead Lender shall reasonably request, and (ii) by no later than 45 days after the Availability Date (or a later date acceptable to the Lead Lender in its sole discretion), (A) execute and deliver to the Administrative Agent Mortgages in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lender necessary or appropriate to grant, evidence and perfect Liens on other Oil and Gas Interests of the Borrower and its Restricted Subsidiaries as contemplated in Section 6.10(a) above; provided that no Mortgage shall be required pursuant to this clause (A) to the extent the Lead Lender determines, in its reasonable discretion, that the cost of obtaining such Mortgage outweighs the value to be obtained thereby, and (B) deliver a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Vinson & Elkins LLP, counsel for the Credit Parties, covering such matters relating to such Mortgages as the Administrative Agent and the Lead Lender shall reasonably request.

Section 6.11.                          Title Data.  The Borrower will, and will cause each Material Restricted Subsidiary to, by no later than 45 days after the Availability Date (or a later date acceptable to the Lead Lender in its sole discretion) and from time to time thereafter at the request of the Lead Lender, deliver to the Administrative Agent title information in form and substance reasonably acceptable to the Lead Lender with respect to that portion of the Oil and Gas Interests set forth in the most recent Reserve Report provided to the Administrative Agent and the Lead Lender as the Lead Lender shall deem reasonably necessary or appropriate to verify (i) the title of the Credit Parties to not less than seventy percent (70%) of the Engineered Value of the Oil and Gas Interests set forth in such Reserve Report that are required to be subject to a Mortgage pursuant to Section 6.10, and (ii) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Administrative Agent and the Lead Lender shall reasonably request.

Section 6.12.                          Swap Agreements.  Upon the request of the Lead Lender, the Borrower shall, within thirty (30) days of such request, provide to the Administrative Agent and the Lead Lender copies of all agreements, documents and instruments evidencing the Swap Agreements not previously delivered to the Administrative Agent, certified as true and correct by a Responsible Officer of the Borrower, and such other information regarding such Swap Agreements as the Lead Lender may reasonably request.

Section 6.13.                          Operation of Oil and Gas Interests.

(a)                               The Borrower will, and will cause each Restricted Subsidiary to, maintain, develop and operate its Oil and Gas Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Interests so long as such Oil and Gas Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)                               Borrower will, and will cause each Restricted Subsidiary to, comply in all respects with all contracts and agreements applicable to or relating to its Oil and Gas Interests or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 6.14.                          Material Restricted Subsidiaries.  In the event any Person is or becomes a Material Restricted Subsidiary, Borrower will (a) promptly take all action necessary to comply with Section 6.15, (b) promptly take all such action and execute and deliver, or cause to be executed and delivered, to the Administrative Agent all such opinions, documents, instruments, agreements, and certificates similar to those described in Section 5.01(b) and Section 5.01(c) that the Administrative Agent and the Lead Lender may reasonably request, and (c) promptly cause such Material Restricted Subsidiary to (i) become a party to this Agreement and Guarantee the Obligations by executing and delivering to the Administrative Agent a Counterpart Agreement in the form of Exhibit B, (ii) to the extent required to comply with Section 6.10, execute and deliver Mortgages and other Security Instruments creating second priority Liens in favor of the Administrative Agent, subject only to the Liens permitted pursuant to Section 7.02, in such Material Restricted Subsidiary’s Oil and Gas Interests and substantially all of such Material Restricted Subsidiary’s personal property, and (iii) to the extent required to comply with Section 6.11, all title opinions and other information.  Upon delivery of any such Counterpart Agreement to the Administrative Agent, notice of which is hereby waived by each Credit Party, such Material Restricted Subsidiary shall be a Guarantor and shall be as fully a party hereto as if such Material Restricted Subsidiary were an original signatory hereto.  Each Credit Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Credit Party hereunder.  This Agreement shall be fully effective as to any Credit Party that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Credit Party hereunder.  With respect to each such Material Restricted Subsidiary, the Borrower shall promptly send to the Administrative Agent written notice setting forth with respect to such Person the date on which such Person became a Material Restricted Subsidiary of the Borrower, and supplement the data required to be set forth in the Schedules to this Agreement as a result of the acquisition or creation of such Material Restricted Subsidiary; provided that such supplemental data must be reasonably acceptable to the Lead Lender.

Section 6.15.                          Pledged Equity Interests.  On the date hereof and at the time hereafter that any Material Restricted Subsidiary of the Borrower is created or acquired or any Unrestricted Subsidiary or Non-Material Restricted Subsidiary becomes a Material Restricted Subsidiary, the Borrower and the Material Restricted Subsidiaries (as applicable) shall execute and deliver to the Administrative Agent for the benefit of the Secured Parties, the Security Agreement (or an amendment or supplement to, or amendment and restatement of, the Security Agreement), in form and substance reasonably acceptable to the Administrative Agent and the Lead Lender, from the Borrower and/or the Material Restricted Subsidiaries (as applicable) covering all Equity Interests owned by the Borrower or the Material Restricted Subsidiaries in such Material Restricted Subsidiary, together with, subject to the Intercreditor Agreement, all certificates (or other evidence acceptable to the Lead Lender) evidencing the issued and outstanding Equity Interests of each such Material Restricted Subsidiary of every class owned by such Credit Party (as applicable) which, if certificated, shall be duly endorsed or accompanied by stock powers executed in blank to the Revolving Administrative Agent or the Administrative Agent, as applicable, as the Administrative Agent and the Lead Lender shall deem necessary or appropriate to grant, evidence and perfect a second priority security interest in the issued and outstanding Equity Interests owned by Borrower or any Material Restricted Subsidiary in each Material Restricted Subsidiary.

Section 6.16.                          Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a)                                 Unless designated as an Unrestricted Subsidiary on Schedule 4.13 as of the Effective Date or thereafter, assuming compliance with Section 6.16(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)                                 The Borrower may designate by prior written notice thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately prior, and after giving effect, to such designation, (A) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), and (B) no Default exists or would result therefrom (and the Borrower shall be in compliance, on a pro forma basis, with the covenant set forth in Section 7.13); (ii) such Subsidiary (A) is not the owner or the operator, by contract or otherwise, of any Oil and Gas Interests and (B) is not a guarantor or the primary obligor with respect to the Revolving Debt or any other Material Indebtedness; and (iii) the Investment deemed to be made in such Subsidiary pursuant to the next sentence would be permitted to be made at the time of such designation under Section 7.06.  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment in an Unrestricted Subsidiary in an amount equal to the aggregate amount of the Borrower’s or any Restricted Subsidiary’s Investments previously made in or to such Subsidiary.  Except as provided in this Section 6.16(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c)                                  The Borrower may designate by prior written notice thereof to the Administrative Agent and the Lead Lender any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) immediately prior, and after giving effect to such designation, the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default exists or would result therefrom (and the Borrower shall be in compliance, on a pro forma basis, with the covenant set forth in Section 7.13) and (iii) the Borrower is in compliance with the requirements of Section 6.10.  Any such designation shall (x) be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 7.06(b) or under any other subsection of Section 7.06, as the case may be, and (y) constitute the incurrence at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

Section 6.17.                          Accounts.  No Credit Party shall establish or maintain a deposit account, securities account or commodities account, without executing and delivering to Lead Lender and the Administrative Agent a control agreement, in form and substance reasonably satisfactory to the Lead Lender and the Administrative Agent, covering the applicable deposit account, securities account or commodities account; provided, however, that in the case of any a deposit account, securities account or commodities account acquired pursuant to an acquisition permitted under Section 7.06 (and which was not formed in contemplation of such acquisition), so long as such acquiring Credit Party provides the Lead Lender and the Administrative Agent with written notice of the existence of such deposit account, securities account or commodities account within five (5) Business Days following the date of such acquisition (or such later date as the Lead Lender may agree in its sole discretion), such Credit Party will have thirty (30) days (or such later date as the Lead Lender may agree in its sole discretion) to subject such deposit account, securities account or commodities account to a control agreement.  Once a control agreement has been so executed and delivered, none of the Credit Parties will deposit or maintain Collateral (including the proceeds thereof) in a deposit account, securities account or commodities account that is not subject to a control agreement.

Section 6.18.                          Post-Closing Actions.  The Borrower hereby agrees to deliver or perform, or cause to be delivered or performed, to the Administrative Agent and the Lead Lender in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lender, each of the items described on Schedule 6.18 hereof on or before the dates specified with respect to such items thereof, or such later dates as may be agreed to by the Lead Lender in its sole discretion.

Article VII

Negative Covenants

Until the Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 7.01.                          Indebtedness.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)                               the Obligations and Guarantees of the Obligations;

(b)                               Indebtedness existing on the date hereof and set forth in Schedule 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the reasonable premium paid and fees and expenses reasonably incurred therewith);

(c)                                intercompany Indebtedness between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 7.06(b); provided that any such Indebtedness owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Article VIII or on such terms as are reasonably acceptable to the Lead Lender; provided, further, that upon the request of the Administrative Agent or the Lead Lender at any time, such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to the Administrative Agent and the Lead Lender, and the sole originally executed counterparts of which shall be pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, as security for the Obligations;

(d)                               (i) Indebtedness of the Borrower and the Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including office equipment, data processing equipment and motor vehicles), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof or (ii) any Indebtedness of any Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower or any Restricted Subsidiary, and not incurred in contemplation thereof, in a transaction permitted hereunder, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) with respect to the Indebtedness incurred pursuant to clause (i) of this Section 7.01(d), such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this Section 7.01(d) at any time outstanding shall not exceed the greater of (1) $7,500,000 and (2) 5% of the Borrowing Base then in effect under the Revolving Credit Agreement;

(e)                                Indebtedness (other than Indebtedness for borrowed money) incurred or deposits made by the Borrower or any Restricted Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Borrower or any Restricted Subsidiary is a party, (iii) to secure public or statutory obligations of the Borrower or any Restricted Subsidiary, and (iv) of cash or U.S. Government Securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which the Borrower or any Restricted Subsidiary is party in connection with the operation of the Oil and Gas Interests, in each case in the ordinary course of business;

(f)                                 Indebtedness of the Borrower or any Restricted Subsidiary under (i) Swap Agreements to the extent permitted under Section 7.07, (ii) Advance Payment Contracts permitted under Section 7.14 and (iii) Sale and Leaseback Transactions to the extent permitted under Section 7.14;

(g)                                Indebtedness under the Senior Notes, including any Indebtedness constituting Guarantees thereof by the Borrower or any Restricted Subsidiary and any Permitted Refinancing thereof; provided that at the time of and immediately after giving effect to any Permitted Refinancing thereof, (i) no Default shall have occurred and be continuing and (ii) the Borrower shall be in pro forma compliance with Section 7.13; provided, further, that, with respect to any Indebtedness consisting of Permitted Junior Lien Debt, at least three (3) Business Days prior to the incurrence of such Indebtedness, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that such Indebtedness is permitted under the Loan Documents and the Intercreditor Agreement;

(h)                               Guarantees in respect of Indebtedness otherwise permitted pursuant to this Section 7.01;

(i)                                   [reserved];

(j)                                  Indebtedness in connection with the endorsement of negotiable instruments and other obligations in respect of cash management services, netting services, overdraft protection and similar arrangements, in each case in the ordinary course of business;

(k)                               Indebtedness in respect of insurance premium financing for insurance being acquired or maintained by the Borrower or any Restricted Subsidiary under customary terms and conditions;

(l)                                   subject to the terms and provisions of the Intercreditor Agreement, Indebtedness under the Revolving Credit Agreement (and any Permitted Revolver Refinancing in respect thereof) in an aggregate principal amount not to exceed (x) on and from the Effective Date and prior to the Availability Date, the “Borrowing Base” as defined in the Revolving Credit Agreement as in effect on the date hereof, and (y) on and after the Availability Date, $100,000,000 at any time outstanding; provided that, on and after the Availability Date, if the PDP Coverage Ratio, both before and after giving pro forma effect to the institution of the Borrowing Base under the Revolving Credit Agreement, any incurrence of Indebtedness under the Revolving Credit Agreement and any Permitted Revolver Refinancing thereof, would be equal to or greater than 1.20 to 1.00, then Indebtedness under the Revolving Credit Agreement (and any Permitted Revolver Refinancing in respect thereof) in an aggregate principal amount not to exceed $150,000,000 at any time outstanding (the “Revolving Debt”); and

(m)                           other unsecured Indebtedness of the Borrower or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness permitted by this clause (m) shall not exceed $7,500,000 at any time outstanding.

Section 7.02.                          Liens.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)                               any Lien created pursuant to this Agreement or the Security Instruments;

(b)                               Permitted Encumbrances;

(c)                                any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 7.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any other Restricted Subsidiary (other than proceeds and accessions and additions to such property) and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)                               any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (d) of Section 7.01, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of the Borrower or any other Restricted Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)                                Liens on fixed or capital assets (including office equipment, data processing equipment and motor vehicles) acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (d) of Section 7.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any other Restricted Subsidiaries (other than proceeds and accessions and additions to such property);

(f)                                 [reserved];

(g)                                Liens securing insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(h)                               Liens on property not constituting the Collateral and not otherwise permitted by this Section 7.02 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Restricted Subsidiaries) $5,000,000 at any one time;

(i)                                   Permitted Junior Liens securing the Senior Notes permitted under Section 7.01(g) and the Intercreditor Agreement; and

(j)                                  Liens securing the Revolving Debt to the extent permitted under Section 7.01(l) and the Intercreditor Agreement.

Section 7.03.                          Fundamental Changes.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(a)                                 any Restricted Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity;

(b)                                 any Restricted Subsidiary may merge into any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary;

(c)                                  any Restricted Subsidiary may Dispose of its assets to the Borrower or to another Restricted Subsidiary;

(d)                                 Dispositions permitted by Section 7.04 may be made; and

(e)                                  any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

Section 7.04.                          Dispositions.  The Borrower will not, and will not permit any Restricted Subsidiary to, Dispose of any property except:

(a)                                 the sale of Hydrocarbons in the ordinary course of business;

(b)                                 farmouts (and assignments in connection therewith) of undeveloped acreage involving Non-Core Assets so long as the aggregate amount of Investments made pursuant to Section 7.06 in connection with all such farmouts plus the Fair Market Value of all Non-Core Assets Disposed of in connection with all such farmouts does not exceed $10,000,000;

(c)                                  the Disposition of equipment and other property in the ordinary course of business, that is obsolete or no longer necessary in the business of the Borrower or any of its Restricted Subsidiaries or that is being replaced by equipment of comparable value and utility;

(d)                                 the Disposition of Equity Interests in Unrestricted Subsidiaries;

(e)                                  Liens permitted by Section 7.02, Investments permitted by Section 7.06 and Restricted Payments permitted by Section 7.08;

(f)                                   Dispositions of Permitted Investments in the ordinary course of business;

(g)                                  any Credit Party may dispose of its property to another Credit Party;

(h)                                 sales or discounts of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof, and not in connection with any financing transaction;

(i)                                     provided no Default exists or would result therefrom, the Disposition of Oil and Gas Interests to the Incentive Partnerships and to various employees of the Borrower and its Restricted Subsidiaries as incentive compensation to such employees, in each case, to the extent set forth on Schedule 7.04 and as in effect on the Effective Date;

(j)                                    Dispositions of Non-Core Assets and Core Assets; provided that:

(i)                                     with respect to Non-Core Assets, the Fair Market Value of all Dispositions of Non-Core Assets does not exceed $75,000,000;

(ii)                                  with respect to Core Assets, the Fair Market Value of all Dispositions of Core Assets does not exceed $25,000,000;

(iii)                               the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that such Disposition was for Fair Market Value and was otherwise in compliance with this Section 7.04(j) and shall describe the consideration to be received in connection with such Disposition; and

(iv)                              either (A) at least 90% of the consideration received by the Borrower or any Restricted Subsidiary in respect of such Disposition is cash or cash equivalents or (B) such consideration consists of Oil and Gas Interests.

(k)                                 other Dispositions of Oil and Gas Interests (other than Hedge Modifications), provided that:

(i)                                     the consideration received shall be at least equal to the Fair Market Value of the Oil and Gas Interests subject to such Disposition;

(ii)                                  100% of the consideration received by the Borrower or any Restricted Subsidiary in respect of such Disposition is cash or cash equivalents;

(iii)                               the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that such Disposition was for Fair Market Value and was otherwise in compliance with this Section 7.04(k); provided that no certificate shall be required for any Disposition to the extent the Net Cash Proceeds for such Disposition are not in excess of $1,000,000 individually and $10,000,000 in the aggregate for all Dispositions pursuant to this Section 7.04; and

(iv)                              the Net Cash Proceeds of such Disposition are used to prepay the Loans pursuant to Section 2.06(a).

(l)                                     Hedge Modifications; provided that the consideration received for such Hedge Modification is at least equal to Fair Market Value.

Section 7.05.                          Nature of Business.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 7.06.                          Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (all of the foregoing, “Investments”), except:

(a)                               Permitted Investments;

(b)                               Investments (i) made by any Credit Party in or to any Credit Party, (ii) made by any Restricted Subsidiary in or to any Credit Party, (iii) made by the Borrower or any Restricted Subsidiary in or to any Unrestricted Subsidiary in an aggregate amount for all such Investments at any one time outstanding not to exceed $5,000,000, and (iv) made by the Borrower or any

Restricted Subsidiary in or to any Non-Material Restricted Subsidiary in an aggregate amount for all such Investments at any one time outstanding not to exceed $1,000,000;

(c)                                Investments made by the Borrower or any Restricted Subsidiary pursuant to the commitments set forth on Schedule 7.06(c); provided, that the Borrower’s or any Restricted Subsidiary’s commitments set forth on Schedule 7.06(c) shall not be increased or otherwise altered in any manner adverse to the interests of the Borrower or any of its Restricted Subsidiaries, on the one hand, and the Lenders, on the other hand, unless otherwise consented to by the Lead Lender.

(d)                               Guarantees constituting Indebtedness permitted by Section 7.01 (other than guarantees in respect of Capital Lease Obligations) and performance guarantees, in each case, incurred in the ordinary course of business;

(e)                                Investments by the Borrower and its Restricted Subsidiaries that are (i) customary in the oil and gas business, (ii) made in the ordinary course of the Borrower’s or such Restricted Subsidiary’s business, and (iii) made in the form of, or pursuant to, oil, gas and mineral leases, operating agreements, farm-in agreements, farm-out agreements, development agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable; provided that Investments made in the form of, or pursuant to, farm-out agreements or development agreements (including any drillco agreements) or other similar agreements shall not exceed, together with all Dispositions made pursuant to Section 7.04(b), $10,000,000 in the aggregate;

(f)                                 Investments consisting of Swap Agreements to the extent permitted under Section 7.07;

(g)                                Investments existing as of the date hereof and set forth on Schedule 7.06(g);

(h)                               Investments consisting of (i) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business and (ii) other short term loans to employees not to exceed, with respect to the foregoing clauses (i) and (ii) together, $250,000 in the aggregate at any time outstanding;

(i)                                   Investments representing the non-cash portion of the consideration received for any Disposition of assets permitted under Section 7.04(j) not to exceed 10% of the total consideration received from such Disposition;

(j)                                  demand deposits with financial institutions, prepaid expenses and extensions of trade credit in the ordinary course of business (and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss);

(k)                               other Investments by the Borrower and the Restricted Subsidiaries; provided that, on the date any such Investment is made, the amount of such Investment, together with all other Investments made pursuant to this clause (k) of Section 7.06 (in each case determined based on the cost of such Investment) since the Effective Date, does not exceed in the aggregate

$5,000,000 plus the amount of dividends, distributions and returns of capital, in each case, consisting of cash and cash equivalents, received by the Borrower or the applicable Restricted Subsidiary from Investments made under this Section 7.06(k); and

(l)                                   Investments by the Borrower or any Restricted Subsidiary consisting of the payment of each Incentive Partnership’s share of the costs and expenses incurred to drill, complete and operate oil and gas wells located on the properties covered by the Oil and Gas Interests owned by such Incentive Partnership to the extent set forth on Schedule 7.06(l) and as in effect on the Effective Date.

Section 7.07.                          Swap Agreements.  The Borrower will not, nor will the Borrower permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except Swap Agreements permitted under the Revolving Credit Agreement and Swap Agreements entered into in the ordinary course of business and not for speculative purposes to:

(a)                               hedge or mitigate Crude Oil and Natural Gas price risks to which the Borrower or any Restricted Subsidiary has actual exposure (whether or not treated as a hedge for accounting purposes under GAAP); provided that at the time the Borrower or any Restricted Subsidiary enters into any such Swap Agreement, such Swap Agreement (x) does not have a term greater than sixty (60) months from the date such Swap Agreement is entered into, and (y) when aggregated with all other Swap Agreements then in effect would not cause the aggregate notional volume per month for each of Crude Oil and Natural Gas, calculated separately, under all Swap Agreements then in effect (other than Excluded Hedges) to exceed, as of the date such Swap Agreement is executed, (A) for any month during the first three years of the forthcoming five year period, eighty percent (80%) of the “forecasted production from total proved reserves” (as defined below) of the Borrower and the Restricted Subsidiaries, taken as a whole, and (B) for any month during the last two years of the forthcoming five year period, eighty percent (80%) of the “forecasted production from proved producing reserves” of the Borrower and the Restricted Subsidiaries, taken as a whole; and

(b)                               effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

As used in this Section 7.07, “forecasted production from proved producing reserves” and “forecasted production from total proved reserves” means the forecasted production from proved producing reserves or total proved reserves, as the case may be, of each of Crude Oil and Natural Gas as reflected in the most recent Reserve Report delivered to the Administrative Agent, after giving effect to any pro forma adjustments for the consummation of any Acquisitions or Dispositions since the effective date of such Reserve Report.

Section 7.08.                          Restricted Payments and Restricted Contributions.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any (a) Restricted Payment, except that (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor and (iii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests or (b) Restricted Contribution.

Section 7.09.                          Transactions with Affiliates.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries or between or among Restricted Subsidiaries not involving any other Affiliate, (c) transactions described on Schedule 7.09, (d) any Restricted Payment permitted by Section 7.08 and (e) Investments permitted by Section 7.06.

Section 7.10.                          Restrictive Agreements.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, the Revolving Loan Documents or the Indenture (or any documents evidencing or relating to the issuance of any permitted Senior Notes, any Permitted Refinancing or any Revolving Debt), and (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof and (C) restrictions with respect to Oil and Gas Interests that are not included in the most recent Reserve Report delivered to the Administrative Agent.

Section 7.11.                          Disqualified Stock.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, issue any Disqualified Stock.

Section 7.12.                          Amendments to Organizational Documents.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents if the effect thereof would be materially adverse to the Administrative Agent or any Lender or violate Section 7.10.

Section 7.13.                          Asset Coverage Ratio.  Beginning with the testing period ending on December 31, 2018, the Borrower shall not permit the Asset Coverage Ratio, as of June 30 and December 31 of each fiscal year, to be less than 1.20 to 1.00; provided that, commencing with the testing period ending December 31, 2018, the Lead Lender may request that the Asset Coverage Ratio be tested as of one additional determination date each fiscal year.

Section 7.14.                          Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities.  The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction, except Sale and Leaseback Transactions in which the aggregate amount of liability incurred by the Borrower or any Restricted Subsidiary does not exceed $5,000,000 for all such Sale and Leaseback Transactions, taken as a whole, or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (x) Swap Agreements permitted under the terms of Section 7.07 and (y) Advance Payment Contracts; provided that the aggregate amount of all Advance Payments received by the Borrower or any Restricted Subsidiary that have not been satisfied by delivery of production at any time does not exceed, in the aggregate $5,000,000.

Section 7.15.                          Senior Notes Restrictions.  The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, retire, redeem, defease, repurchase, pay or prepay any part of the principal of, or interest on, the Senior Notes other than (a) retirements, redemptions, defeasances, repurchases, payments or prepayments on the Senior Notes in an aggregate amount not to exceed $50,000,000, (b) a Permitted Refinancing of the Senior Notes and (c) regularly scheduled payments of interest in an aggregate amount not to exceed $50,000,000 in any fiscal year.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any modification or amendment of the Senior Notes Documents the effect of which is to (i) increase the maximum principal amount of the Senior Notes or the rate of interest on any of the Senior Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Notes Documents), (ii) change or add any event of default or any covenant with respect to the Senior Notes Documents if the effect of such change or addition is to cause any one or more of the Senior Notes Documents to be more restrictive on the Borrower or any of its Subsidiaries than such Senior Notes Documents were prior to such change or addition, (iii) shorten the dates upon which scheduled payments of principal or interest on the Senior Notes are due, (iv) change any redemption or prepayment provisions of the Senior Notes, (v) alter the subordination provisions, if any, with respect to any of the Senior Notes Documents, (vi) grant any Liens in any assets of the Borrower or any of its Subsidiaries, except for Permitted Junior Liens, or (vii) permit any Subsidiary to Guarantee the Senior Notes unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

Section 7.16.                          Revolving Debt Restrictions.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into or permit any modification or amendment of the Priority Lien Documents (as defined in the Intercreditor Agreement), the effect of which is to:

(a)                                 increase principal Priority Lien Debt (as defined in the Intercreditor Agreement) above the Priority Lien Cap (as defined in the Intercreditor Agreement);

(b)                                 increase the overall effective interest costs (including the interest rates, any payment-in-kind interest rates, any interest rate floors (it being understood and agreed that any interest rate floor on the Permitted Revolver Refinancing shall not exceed 1.0%) and the overall weighted average yield), make-whole amounts, premiums and/or commitment, scheduled or similar fees with respect to the Priority Lien Debt by more than 3% on a cumulative basis, other than any increase resulting from fluctuations in underlying rate indices or application of the rate of interest pursuant to Section 2.13 of the Priority Credit Agreement (as defined in the

Intercreditor Agreement) (so long as such default rate is not in excess of the applicable non-default rate by more than 2%);

(c)                                  shorten the scheduled maturity of the Priority Lien Debt (as defined in the Intercreditor Agreement), other than resulting from acceleration of any of the Priority Lien Obligations (as defined in the Intercreditor Agreement);

(d)                                 require additional mandatory prepayments or scheduled repayments, other than prepayments resulting from any asset sale consented to, or any condition waived or modified by, the Priority Lien Secured Parties (as defined in the Intercreditor Agreement);

(e)                                  prohibit mandatory prepayments or scheduled payments to the Secured Parties that had otherwise been permitted by the Priority Lien Documents (as defined in the Intercreditor Agreement) and required under the Loan Documents as of the date hereof;

(f)                                   contravene the provisions of the Intercreditor Agreement;

(g)                                  impose any make-whole premium, non-call protection or other call premium;

(h)                                 amend or otherwise modify, or have the effect of modifying, the definition of “Permitted Second Lien Refinancing” (or other like term, as defined in the Priority Credit Agreement (as defined in the Intercreditor Agreement) as in effect on the date hereof) or Section 7.16 of the Revolving Credit Agreement as in effect on the Effective Date; or

(i)                                     add additional or more restrictive covenants or provisions than in existence on the date hereof, unless substantially similar covenants and provisions are proposed to be added to the Loan Documents.

Section 7.17.                          Lease Restrictions.  The Borrower and its Restricted Subsidiaries shall not, without the consent of the Lead Lender, allow more than ten percent (10%) of the net acreage consisting of Core Assets of the Borrower and its Restricted Subsidiaries, measured as of the Effective Date, to lapse, expire or otherwise terminate in any manner; provided that such percentage shall be adjusted following the Effective Date to take into account any disposition of Core Assets as reasonably determined between the Borrower and the Lead Lender (it being understood and agreed that such adjustment referred to in this proviso shall not in and of itself result in a Default or an Event of Default).

Section 7.18.                          Anti-layering Covenant.

(a)                                 No Credit Party will incur any Lien that is junior to the Liens created pursuant to the Revolving Loan Documents (other than the Liens securing the Obligations) unless such Lien is also junior to the Liens securing the Obligations.

(b)                                 No Credit Party will incur any Indebtedness that is subordinate in right of payment (including via any “first-out” collateral proceeds waterfall or similar structure) to the Revolving Debt unless such Indebtedness is also subordinated in right of payment to the Obligations.

Article VIII

Guarantee of Obligations

Section 8.01.                          Guarantee of Payment.  Each Guarantor unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties, the punctual payment of all Obligations now or which may in the future be owing by any Credit Party (the “Guaranteed Liabilities”).  This Guarantee is a guaranty of payment and not of collection only.  The Administrative Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other Person or any collateral.  The Guaranteed Liabilities include interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Loan Documents.  Each Guarantor agrees that, as between the Guarantor and the Administrative Agent, the Guaranteed Liabilities may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower or any other Guarantor and that in the event of a declaration or attempted declaration, the Guaranteed Liabilities shall immediately become due and payable by each Guarantor for the purposes of this Guarantee.

Section 8.02.                          Guarantee Absolute.  Each Guarantor guarantees that the Guaranteed Liabilities shall be paid strictly in accordance with the terms of this Agreement.  The liability of each Guarantor hereunder is absolute and unconditional irrespective of:  (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Documents or the Guaranteed Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or Guaranteed Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Loan Documents or Guaranteed Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Guaranteed Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or Guaranteed Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor (other than the defense of payment or performance).

Section 8.03.                          Guarantee Irrevocable.  This Guarantee is a continuing guaranty of the payment of all Guaranteed Liabilities now or hereafter existing under this Agreement, and shall remain in full force and effect until payment in full of all Guaranteed Liabilities and other amounts payable hereunder or, if earlier, when the Guarantor has been designated an Unrestricted Subsidiary in accordance with Section 6.16(b).

Section 8.04.                          Reinstatement.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Liabilities is rescinded or must otherwise be returned by the Administrative Agent or any Lender on the insolvency, bankruptcy or reorganization of the Borrower, or any other Credit Party, or otherwise, all as though the payment had not been made.

Section 8.05.                          Subrogation.  No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guarantee or otherwise, until all the Guaranteed Liabilities have been paid in full and this Agreement.  If any amount is paid to the Guarantor on account of subrogation rights under this Guarantee at any time when all the Guaranteed Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Secured Parties and shall be promptly paid to the Administrative Agent to be credited and applied to the Guaranteed Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of this Agreement and the Swap Agreements.  If any Guarantor makes payment to any Secured Party of all or any part of the Guaranteed Liabilities and all the Guaranteed Liabilities are paid in full and this Agreement, the Administrative Agent and the Lenders shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Liabilities resulting from the payment.

Section 8.06.                          Subordination.  Without limiting the rights of the Administrative Agent and the Lenders under any other agreement, any liabilities owed by the Borrower to any Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Liabilities, and such liabilities of the Borrower to such Guarantor, if the Administrative Agent so requests after the occurrence and during the continuation of a Default, shall be collected, enforced and received by any Guarantor as trustee for the Administrative Agent and shall be paid over to the Administrative Agent on account of the Guaranteed Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.

Section 8.07.                          Payments Generally.  All payments by the Guarantors shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Loan Documents; provided, however, that if the Payment Currency is other than Dollars any Guarantor may, at its option (or, if for any reason whatsoever any Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the Administrative Agent at its principal office the equivalent amount in Dollars computed at the selling rate of the Administrative Agent or a selling rate chosen by the Administrative Agent, most recently in effect on or prior to the date the Guaranteed Liability becomes due, for cable transfers of the Payment Currency to the place where the Guaranteed Liability is payable.  In any case in which any Guarantor makes or is obligated to make payment in Dollars, the Guarantor shall hold the Administrative Agent and the Lenders harmless from any loss incurred by the Administrative Agent and any Lender arising from any change in the value of Dollars in relation to the Payment Currency between the date the Guaranteed Liability becomes due and the date the Administrative Agent or such Lender is actually able, following the conversion of the Dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Guaranteed Liability is payable, to apply such Payment Currency to such Guaranteed Liability.

Section 8.08.                          Setoff.  Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Administrative Agent or any Lender may otherwise have, the Administrative Agent or such Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Guarantor at any office of the Administrative Agent or such Lender, in Dollars or in any other currency, against any amount payable by such Guarantor under this Guarantee which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the failure of the Administrative Agent or such Lender to give such notice shall not affect the validity thereof.

Section 8.09.                          Formalities.  Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guarantee or incurrence of any Guaranteed Liability and any other formality with respect to any of the Guaranteed Liabilities or this Guarantee.

Section 8.10.                          Limitations on Guarantee.  The provisions of the Guarantee under this Article VIII are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 8.10 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 8.10 with respect to the Maximum Liability, except to the extent necessary so that none of the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law.

Article IX

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)                                 the Borrower shall fail to pay any principal of, or premium on, any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)                                  any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or in any Loan Document furnished pursuant to or in connection with this Agreement or any amendment or modification thereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing;

(d)                                 the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, Section 6.03 (with respect to the Borrower’s or any Restricted Subsidiary’s existence), Section 6.05 (with respect to insurance), Section 6.09, Section 6.10, Section 6.18, or in Article VII;

(e)                                  the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any Loan Document, and such failure shall continue unremedied for a period of 30 days after receipt of written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)                                   the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than the Revolving Debt), when and as the same shall become due and payable and such failure shall continue beyond the applicable grace period, if any.

(g)                                  any event or condition occurs that results in any Material Indebtedness (other than the Revolving Debt) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (ii) Indebtedness that becomes due as a result of a change in law, tax regulation or accounting treatment so long as such Indebtedness is paid when due;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                    the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                 one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Borrower or any Restricted Subsidiary or any combination thereof and either the same shall remain undischarged or unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l)                                     an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)                             the delivery by any Guarantor to the Administrative Agent of written notice that a Guarantee under Article VIII has been revoked;

(n)                                 any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;

(o)                                 any Security Instrument after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected second priority Lien (subject to Liens permitted pursuant to Section 7.02) on the Collateral purported to be covered thereby; or

(p)                                 an “Event of Default” under the Revolving Credit Agreement shall have occurred (other than an “Event of Default” arising from (i) the failure to maintain financial covenants set forth in Section 7.13 of the Revolving Credit Agreement or (ii) a “Change of Control” as defined in the Revolving Credit Agreement, in each case, so long as the maturity of the Revolving Debt is not accelerated while such “Event of Default” exists or is continuing);

then, and in every such event (other than an event with respect to the Borrower or any Restricted Subsidiary described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, subject to the terms and conditions of the Intercreditor Agreement, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Aggregate Commitment, and thereupon the Aggregate Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees, premiums and other obligations of the Borrower accrued or payable hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Aggregate Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees, premiums and other obligations of the Borrower accrued or payable hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  Without limiting the foregoing, subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender may protect and enforce its rights under this Agreement and the other Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in this Agreement or any other Loan Document, and the Administrative Agent and each Lender may enforce payment of any Obligations due and payable hereunder or enforce any other legal or equitable right and remedies which it may have under this Agreement, any other Loan Document, or under applicable law or in equity.  If the maturity of the Loans shall be accelerated (under any provision of this Article IX or otherwise) a premium equal to the Make-Whole Amount or Prepayment Premium (in each case, determined as if the Loans were repaid at the time of such acceleration at the option of the Borrower pursuant to Section 2.07) shall become immediately due and payable, and Borrower will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not a Bankruptcy Event has commenced, and (if a Bankruptcy Event has commenced) without regard to whether such Bankruptcy Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Obligations in or in connection with a Bankruptcy Event shall constitute an optional prepayment thereof under the terms of Section 2.5 and require the immediate payment of the Make-Whole Amount and Prepayment Premium.  Any premium payable pursuant to this Article IX shall be presumed to be the liquidated damages sustained by each Lender as a result of the early redemption and the Credit parties agreed that it is reasonable under the circumstances currently existing.

Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of Borrower or any Guarantor of all or any part of the Obligations, and, as between Borrower on the one hand and Administrative Agent and Lenders on the other, Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent.

Following the occurrence and continuance of an Event of Default, Administrative Agent shall apply any and all payments received by Administrative Agent in respect of the Obligations, and any and all proceeds of Collateral received by Administrative Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Loan Documents or the Collateral, second, to all fees, costs, indemnities and expenses incurred by or owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral, third, to accrued and unpaid interest on the Obligations, fourth, to the principal amount of the Obligations outstanding, and fifth, to any other indebtedness or obligations of Borrower owing to Administrative Agent or any Lender under the Loan Documents.  Any balance remaining after giving effect to the applications set forth above shall be delivered to the Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out any of the applications set forth herein, amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category.

Article X

The Administrative Agent and the Arranger

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The duties of Administrative Agent shall be mechanical and administrative in nature.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02); provided that Administrative Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the

Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  To the extent applicable, no Person identified as a sole lead arranger, sole bookrunner or syndication agent, in each case in its respective capacity as such hereunder, shall have any responsibilities or duties, or incur any liability, under this Agreement or the other Loan Documents.

Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.  Each party to this Agreement acknowledges and agrees that the Administrative Agent and the Lead Lender or the Majority Lenders may use an outside service provider for the tracking of all UCC financing statements or similar statements under the laws of any other jurisdiction required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, the Lead Lender or the Majority Lenders, as the case may be, of, among other things, the upcoming lapse or expiration thereof.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.

The Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Lead Lender or all or such other portion of Lenders as shall be prescribed by this Agreement.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Majority Lenders (or all or such other portion of Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Majority Lenders (or such other applicable portion of Lenders), the Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable law or exposes the Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.3 of this Agreement.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs, including those indemnification and expense reimbursement provisions in Section 11.03 of this Agreement, shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  Administrative Agent shall not incur any liability for any action or inaction taken by a sub-agent so long as such sub-agent is appointed with due care.

Each Lender hereby authorizes the Administrative Agent to release any Collateral that it is permitted to be sold or released pursuant to the terms of the Loan Documents (it being understood and agreed that the Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Loan Documents).  Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any Disposition of Collateral to the extent such Disposition is permitted by the terms of this Agreement or is otherwise authorized by the terms of the Loan Documents.  Upon request by the Administrative Agent at any time, the Lenders will confirm the Administrative Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Article X.

The Administrative Agent shall have no obligation whatsoever to any Lender or any other person to investigate, confirm or assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans hereunder, or that the liens and security interests granted to the Administrative Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this

Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, the Administrative Agent shall have no duty or liability whatsoever to any other Lender.

The Administrative Agent and each Lender hereby appoint each other as agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control.  Should any Lender (other than the Administrative Agent) obtain possession or control of any such assets, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor, shall deliver such assets to the Administrative Agent or in accordance with the Administrative Agent’s instructions or transfer control to the Administrative Agent in accordance with the Administrative Agent’s instructions.  Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Instrument or to realize upon any Collateral for the Loans unless instructed to do so by the Administrative Agent (or consented to by Administrative Agent, as provided in Section 8.08), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.

The Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Majority Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to appoint a successor; provided that no consent of the Borrower shall be required if any Event of Default has occurred and is continuing.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier date as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in Chicago, Illinois or New York, New York, or an Affiliate of any such bank that is a financial institution.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agents notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective.

The Majority Lenders may by notice to the Borrower remove the Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no successor administrative agent shall have been appointed by the Majority Lenders and shall have accepted such appointment within twenty (20) days (or such earlier date as shall be agreed by the Majority Lenders (the “Removal Effective Date”)), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With the effect of the Resignation Effective Date or the Removal Effective Date, the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly and the Majority Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor as provided for above.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Restricted Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to: (a) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.03 of this Agreement allowed in such judicial proceeding); and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their agents and counsel, and any other amounts due the Administrative Agent under Section 11.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Notwithstanding anything to the contrary contained in this Agreement, the Arranger listed on the cover page hereof shall not have any rights, powers, duties or responsibilities under this Agreement or any of the other Loan Documents.

Article XI

Miscellaneous

Section 11.01.                   Notices.

(a)                               Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                 if to the Borrower, to Clayton Williams Energy, Inc., Six Desta Drive, Suite 6500, Midland, Texas 79705, Attention: Mel G. Riggs, Facsimile No. (432) 688-3247;

(ii)                              if to the Administrative Agent, to Wilmington Trust, N.A., 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention:  Meghan McCauley, Telephone:  (612) 217-5647, Facsimile:  (612) 217-5651, Email:  MMcCauley@WilmingtonTrust.com; with a copy to Lindquist & Vennum LLP 4200 IDS Center, 80 South Eighth Street Minneapolis, MN 55402 Attention:  Mark C. Dietzen, Esq. Telephone:  (612) 371-2452, Facsimile:  (612) 371-3207, Email:  MDietzen@Lindquist.com;

(iii)                           if to the Lead Lender, to Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067, Attention: General Counsel; with a copy to Kirkland & Ellis LLP, 600 Travis Street, Suite 3300, Attention: Lucas E. Spivey, Telephone (713) 835-3640, Facsimile (713) 835-3601, Email: lucas.spivey@kirkland.com;

(iv)                          if to any other Lender, to its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)                               Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received during the recipient’s normal business hours.

(d)                                 Borrower hereby acknowledges that (i) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), (ii) the Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications, and (iii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders, or representatives thereof, that do not wish to receive material nonpublic information with respect to Borrower or its securities) (each, a “Public Lender”).  Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”.  Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless Borrower notifies the Administrative Agent promptly (after being given a reasonable opportunity to review such Borrower Materials) that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Loan Documents.

(e)                                THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER

IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 11.02.                   Waivers; Amendments.

(a)                               No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Loans shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                               Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Majority Lenders or by the Credit Parties and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:

(i)                                     increase the Commitment of any Lender;

(ii)                                  reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or premium payable hereunder, without the written consent of each Lender affected thereby;

(iii)                               postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or premium payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any of the Aggregate Commitment, without the written consent of each Lender affected thereby (it being understood that any waiver of a mandatory prepayment of the Loans shall not constitute a postponement or waiver of a scheduled payment or date of expiration);

(iv)                              change Section 2.12(b) or Section 2.12(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v)                                 except in connection with any Dispositions permitted in Section 7.04, release any Guarantor from its obligations under Article VIII or release any of the Collateral without the written consent of each Lender; or

(vi)                              change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c)                                  Notwithstanding anything to the contrary contained in this Section 11.02, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to correct any clerical errors or cure any ambiguity, omission, mistake, defect or inconsistency.

Section 11.03.                   Expenses; Indemnity; Damage Waiver.

(a)                               The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Lead Lender and each of their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lead Lender, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Lead Lender or any other Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Lead Lender or any other Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                               THE CREDIT PARTIES SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE LEAD LENDER AND EACH OTHER LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY,

(II) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OR ANY OTHER ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT SUCH CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING IS BROUGHT BY YOU, YOUR EQUITY HOLDERS, AFFILIATES, CREDITORS OR ANY OTHER THIRD PERSON AND WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR FROM A CLAIM BROUGHT BY A CREDIT PARTY AGAINST SUCH INDEMNITEE FOR MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.  FOR THE AVOIDANCE OF DOUBT, WITH RESPECT TO THE FOREGOING PROVISO “ANY INDEMNITEE” MEANS ONLY THE INDEMNITEE OR INDEMNITEES, AS THE CASE MAY BE, THAT ARE DETERMINED BY SUCH COURT TO HAVE BEEN GROSSLY NEGLIGENT OR TO HAVE ENGAGED IN WILLFUL MISCONDUCT OR MATERIALLY BREACHED THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN BAD FAITH AND NOT ANY OTHER INDEMNITEE. THIS SECTION 9.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES (WHICH ARE SUBJECT TO SECTION 2.11 HEREOF) OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS OR DAMAGES ARISING FROM ANY NON-TAX CLAIM.

(c)                                To the extent that any Credit Party fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender’s Applicable Percentage of such unpaid amount to be paid to the Administrative Agent.  If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Lead Lender or the Majority Lenders, until such additional indemnity is furnished.

(d)                               To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Loans or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)                                All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

Section 11.04.                   Successors and Assigns.

(a)                               The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i)                                 Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)                         the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, a Federal Reserve Bank, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)                         the Administrative Agent.

(ii)                              Assignments shall be subject to the following additional conditions:

(A)                                      except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                                      each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of such Lender’s Commitment and such Lender’s Loans under this Agreement;

(C)                                      the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)                                      the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 11.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (c) or the Borrower or any of its Affiliates.

(iii)                           Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.10, Section 2.11 and Section 11.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section except that any attempted assignment or transfer by any Lender that does not comply with clause (C) of Section 11.04(b)(ii) shall be null and void.

(iv)                          The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment and the Applicable Percentage of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Credit Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                             Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.03, Section 2.12(d) or Section 11.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

(i)                                 Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10 and Section 2.11 (subject to the requirements and limitations therein, including the requirements under Section 2.11(f) (it being understood, however, that the documentation required under Section 2.11(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.10 or Section 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a

Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.13(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.12(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Ineligible Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Ineligible Institution.

Section 11.05.                   Survival.  All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee, premium or any other amount payable under this Agreement is outstanding and so long as the Aggregate Commitment has not expired or terminated.  The provisions of Section 2.10, Section 2.11 and Section 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Aggregate Commitment or the termination of this Agreement or any provision hereof.

Section 11.06.                   Counterparts; Integration; Effectiveness; Electronic Execution.

(a)                                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.07.                   Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.08.                   Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section and Section 8.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 11.09.                   GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)                               THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)                                 EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE

DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.01.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 11.10.                   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11.                   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.12.                   Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Requirements of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Credit Party or (i) in connection with any proposed amendments to the Loan Documents, to the secured parties under the Revolving Loan Documents to the extent required to comply with Section 4.05(b) of the Intercreditor Agreement.  For the purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the

Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.13.                   Material Non-Public Information.

(a)                                 EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 11.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)                                 ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 11.14.                   Authorization to Distribute Certain Materials to Public-Siders.

(a)                                 If the Borrower does not file this Agreement with the SEC, then the Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Borrower acknowledges its understanding that Public-Siders and their firms may be trading in any of the Parties’ respective securities while in possession of the Loan Documents.

(b)                                 The Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed

Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.

Section 11.15.                   Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.  In the event that, notwithstanding Section 11.09, applicable law is the law of the State of Texas and such applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for each day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Note and the other Loan Documents for calculating the Maximum Rate and for all other purposes.  Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

Section 11.16.                   USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Credit Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Act.

Section 11.17.                   Release of Guarantees and Liens.

(a)                                 At such time as the Loans and the other obligations under the Loan Documents (other than contingent indemnification obligations) shall have been paid in full and the Aggregate Commitment has been terminated, the Collateral shall be released from the Liens created by the Security Instruments, and the Security Instruments and all obligations (other than those expressly stated to survive such termination) of each Credit Party under the Security Instruments shall terminate, all without delivery of any instrument or performance of any act by any Person; and

(b)                                 If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower or any Restricted Subsidiary in a transaction permitted by this Agreement, then the Administrative Agent, at the request and sole expense of the Borrower or any Restricted

Subsidiary, shall execute and deliver to the Borrower or any Restricted Subsidiary all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Security Instruments on such Collateral.  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder and under the other Security Instruments in the event that all the Equity Interests of such Guarantor shall be Disposed of in a transaction permitted by this Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any anticipated expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

Section 11.18.                   Flood Insurance Regulation.  Notwithstanding any provision in any Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Properties within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 included in the definition of “Mortgaged Properties” and no such Building or Manufactured (Mobile) Home shall be encumbered by any Mortgage.  The Administrative Agent reminds each Lender and participant that, pursuant to Flood Insurance Regulations, each federally regulated lender (whether acting as a Lender or participant) is responsible for assuring its own compliance with the flood insurance requirements.  As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 11.19.                   Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                               the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                               the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 11.20.                   Intercreditor Agreement.

(a)                                 Reference is hereby made to the Intercreditor Agreement.  Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the Revolving Lenders to permit the incurrence of the Obligations under this Agreement and to extend credit to the Borrower and such Revolving Lenders are intended third party beneficiaries of such provisions.

(b)                                 Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent pursuant to this Agreement and the other Loan Documents and the exercise of any right or remedy by the Administrative Agent hereunder or under any other Loan Document are subject to the provisions of the of the Intercreditor Agreement. In the event of a conflict or inconsistency between the provisions of the Intercreditor Agreement and any Loan Document, the provisions of the Intercreditor Agreement shall control.

Section 11.21.                   Prior Agreements.  Each of the parties hereto hereby agrees that all obligations and agreements between the Borrower and its subsidiaries and Ares pursuant to that certain Confidentiality Agreement, dated as of October 6, 2015, shall be terminated as of the Effective Date and all confidentiality obligations between such parties shall be superseded by Section 11.12.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

CLAYTON WILLIAMS ENERGY, INC.

By:	/s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President

GUARANTORS:

SOUTHWEST ROYALTIES, INC.
WARRIOR GAS CO.
CWEI ACQUISITIONS, INC.
ROMERE PASS ACQUISITION L.L.C.
CWEI ROMERE PASS ACQUISITION CORP.
BLUE HEEL COMPANY
TEX-HAL PARTNERS, INC.
DESTA DRILLING GP, LLC
WEST COAST ENERGY PROPERTIES GP, LLC
CLAJON INDUSTRIAL GAS, INC.
CLAYTON WILLIAMS PIPELINE CORPORATION

By:	/s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President
of each of the Guarantors listed above

Signature Page to
Clayton Williams Energy, Inc. Credit Agreement

DESTA DRILLING, L.P.
a Texas limited partnership

By: Desta Drilling GP, LLC, its general partner

By:	/s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President

Signature Page to
Clayton Williams Energy, Inc. Credit Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Meghan H. McCauley
	Name:	Meghan H. McCauley
	Title:	Assistant Vice President

Signature Page to
Clayton Williams Energy, Inc. Credit Agreement

AF IV ENERGY LLC

By:	/s/ Nathan Walton
	Name:	Nathan Walton
	Title:	Authorized Signatory

Signature Page to
Clayton Williams Energy, Inc. Credit Agreement

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement (including any guarantees included in the Credit Agreement) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	Clayton Williams Energy, Inc.

4.	Administrative Agent:	Wilmington Trust, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement, dated as of March 8, 2016 among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of

1

Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent

6.	Assigned Interest:

Aggregate Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Applicable Percentage of Commitment/Loans
$	$		%
$	$		%
$	$		%

Effective Date:                    , 20

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

2

[Consented to and] Accepted:

Wilmington Trust, National Association,
as Administrative Agent

By:
Title:

[Consented to:]

CLAYTON WILLIAMS ENERGY, INC.

By:
Title:

3

ANNEX 1

Credit Agreement dated as of March 8, 2016 among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any Subsidiary or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not an Ineligible Institution and satisfies all other requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1

2.   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT B

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [             ] (this “Counterpart Agreement”) is delivered pursuant to that certain Credit Agreement, dated as of March 8, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”).

Section 1.  Pursuant to Section 6.14 of the Credit Agreement, the undersigned hereby:

(a)                               agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)                               represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct in all material respects both before and after giving effect to this Counterpart Agreement (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respect as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), if applicable to the undersigned;

(c)                                certifies that no Default has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof;

(d)                               agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VIII of the Credit Agreement; and

(e)                                (i) agrees that this counterpart may also be attached to the Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to the Administrative Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to the Administrative Agent supplements to

1

all schedules attached to the Security Agreement.  All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Security Agreement.

Section 2.  The undersigned agrees from time to time, upon request of the Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Administrative Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement.  Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.  Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 11.01 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

Wilmington Trust, National Association,
as Administrative Agent

By:
Name:
Title:

3

EXHIBIT C

[RESERVED]

1

EXHIBIT D

NOTE

FOR U.S. TAX PURPOSES ONLY, THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  YOU MAY CONTACT [NAME AND TITLE OF OFFICER] OF CLAYTON WILLIAMS ENERGY, INC., [ADDRESS], [TELEPHONE], WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

NOTE

New York, New York	,

FOR VALUE RECEIVED, the undersigned CLAYTON WILLIAMS ENERGY, INC., a Delaware corporation (“Borrower”) hereby unconditionally promises to pay to                       (the “Lender”) or its registered assigns the principal sum equal to its Commitment as set forth in the Credit Agreement (as hereinafter defined), or, if greater or less, the aggregate unpaid principal amount of the Loans advanced by Lender to Borrower pursuant to the terms of the Credit Agreement, together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as therein provided in lawful money of the United States of America at the offices of Administrative Agent provided in Section 11.01 of the Credit Agreement, or at such other place, as from time to time may be designated by Administrative Agent in accordance with the Credit Agreement.

The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.  This Note is executed pursuant to that certain Credit Agreement dated as of March 8, 2016, among Borrower, certain Subsidiaries of Borrower, as Guarantors, the Administrative Agent and the Lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), is one of the promissory notes referred to in Section 2.04(e) therein and is secured by the Security Instruments.  Reference is made to the Credit Agreement and the Loan Documents for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys’ fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder).  Upon the occurrence of an Event of Default, the Administrative Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and the other Loan Documents.  This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

1

Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate, and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all such renewals, extensions, indulgences, releases or changes.

This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of New York.

THIS NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

2

EXECUTED as of the date and year first above written.

BORROWER:

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

3

EXHIBIT E

[RESERVED]

2

EXHIBIT F-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of March 8, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or applicable successor form).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT F-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of March 8, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or applicable successor form).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT F-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of March 8, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY (or applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or applicable successor form) or (ii) an IRS Form W-8IMY (or applicable successor form) accompanied by an IRS Form W-8BEN (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT F-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of March 8, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY (or applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or applicable successor form) or (ii) an IRS Form W-8IMY (or applicable successor form) accompanied by an IRS Form W-8BEN (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT G

FORM OF WARRANT AGREEMENT

[Attached]

1

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

CLAYTON WILLIAMS ENERGY, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 2016-[•]

Number of Shares of Common Stock: [•] ([•])

Date of Issuance: [•], 2016 (“Issuance Date”)

Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, [•], a [•][•], the registered holder hereof, or its permitted assigns (the “Holder”), is entitled, subject to the terms and conditions hereof, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 5:30 p.m., New York City time, on the Expiration Date (as defined below), up to [•] ([•]) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”).

1.                                      EXERCISE OF WARRANT.

(a)                                 Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date and on or before the Expiration Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”) or (B) if the conditions for Cashless Exercise (as defined in Section 1(c)) set forth in Section 1(c) are satisfied, by notifying the Company in

1

the Exercise Notice that this Warrant is being exercised pursuant to a Cashless Exercise, and (iii) delivery of the applicable Tax Documentation, as described below (the items under (i), (ii) and (iii) above, the “Exercise Delivery Documents”).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  On or before the first Trading Day following the date on which the Company has received the Exercise Delivery Documents (the date upon which the Company has received all of the Exercise Delivery Documents, the “Exercise Date”), the Company shall transmit by facsimile or e-mail transmission an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”).  The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Trading Day following the date on which the Company has received all of the Exercise Delivery Documents and any dispute with respect to such objection shall be resolved in accordance with Sections 1(d) and 13.  On or before the third Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall cause the Transfer Agent to register by book entry, as described in Section 1(g) below, the transfer and delivery of the Warrant Shares issuable to the Holder upon such exercise and deliver to the Holder an Ownership Notice (as defined in Section 1(g)) relating to such Warrant Shares.  Notwithstanding the preceding sentence, in the event the Holder exercises the Warrant in connection with a pending sale transaction of the Warrant Shares issuable to the Holder upon such exercise, the Company shall use commercially reasonable efforts to cause the Transfer Agent to register such transfer and delivery of the Warrant Shares no later than the Trading Day on which the Company has received all of the Exercise Delivery Documents. Upon delivery of the Exercise Delivery Documents to the Company, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date registration of such Warrant Shares in the Holder’s name or delivery of the Ownership Notice in respect thereof to Holder occurs.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Trading Days after any such submission and at its own expense, issue a new Warrant (in accordance with Section 7(f)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant has been and/or is exercised.  The Company shall pay any and all transfer taxes and other expenses of the Company and the Holder(s) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.  All Warrant Shares issued upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholders of the Company and free and clear of all liens.  At the time the Holder delivers an Exercise Notice to the Company, the Holder also shall deliver to the Company, in a form reasonably acceptable to the Company, whichever of the following is applicable: (i) a certification of non-foreign status which meets the requirements of Treasury

2

Regulation section 1.1445-2(b)(2) and a properly completed Internal Revenue Service (“IRS”) Form W-9, (ii) a certification from an authorized person for the Holder that on each date on which the Holder (or any person whose ownership of Warrants would be attributable to such Holder pursuant to the last sentence of Temporary Treasury regulation section 1.897-9T(b) (a “Related Owner”)) acquired a Warrant, the aggregate fair market value on such date of all Warrants beneficially owned by such Holder (plus any Warrants owned by any Related Owners), did not exceed 5% of the product of (a) the average price of Common Stock on such date, and (b) the number of shares of Common Stock outstanding on such date, and a properly completed applicable IRS Form W-8 (including IRS Forms W-8BEN, W-8BEN-E and W-8IMY and any required attachments), (iii) a notice of nonrecognition transaction that meets the requirements of Treasury Regulation section 1.1445-2(d)(2) and a properly completed applicable IRS Form W-8 (including IRS Forms W-8BEN, W-8BEN-E and W-8IMY and any required attachments) or (iv) such other documentation as may be required at the time of exercise to establish a complete exemption from withholding of tax (the items described in subparagraphs (i) through (iv) are referred to as “Tax Documentation”).  If the Company does not receive Tax Documentation from the Holder establishing a complete exemption from withholding tax, the Holder shall nonetheless be entitled to exercise the Warrant and the Company shall be entitled to withhold such portion of the Warrant Shares as are required to satisfy the applicable withholding tax.

(b)                                 Exercise Price.  For purposes of this Warrant, “Exercise Price” means $22.00 per share of Common Stock, subject to adjustment as provided herein.

(c)                                  Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A =                 the total number of shares with respect to which this Warrant is then being exercised.

B =                 the arithmetic average of the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) on the 10 Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C =                 the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall

3

be deemed to have commenced, on the Issuance Date. The parties hereto intend that for all applicable income tax purposes, a Cashless Exercise of this Warrant shall be treated by the parties as a tax-free recapitalization of the Company under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”).  Unless otherwise required by applicable tax law at the time this Warrant is exercised or by a “determination” as defined in Section 1313 of the Code, the Company and the Holder shall not take any actions or positions that are inconsistent with the preceding sentence.

(d)                                 Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed pending resolution of such dispute.

(e)                                  No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(f)                                   Exchange Act Filings. The Holder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the U.S. Securities and Exchange Commission pursuant to Sections 13 and 16 of the Exchange Act as a result of its acquisition of any Warrant and the Warrant Shares and any future retention or transfer thereof.

(g)                                  Book Entry; Ownership Notice.  Any Warrant Shares issued hereunder shall be in uncertificated, book-entry form, as permitted by the Company’s Bylaws and the Delaware General Corporation Law.  The Transfer Agent shall maintain the register for the Common Stock and such book-entry system.  Upon any exercise of this Warrant, the Company shall deliver (or cause the Transfer Agent to deliver) to the Holder a screen shot of the Transfer Agent’s records or such other instrument as the Transfer Agent shall typically issue in such circumstance indicating the registration of transfer to the Holder by book entry of the number of shares of Common Stock issuable to the Holder upon such exercise of the Warrant (an “Ownership Notice”).  The Transfer Agent’s records and any Ownership Notices shall contain the legend set forth in Section 19(d) (or an equivalent notation reflecting the transfer restrictions described in such legend) until such time as the legend may be removed in accordance with Section 19(d).

(h)                                 Limitations on Exercises Subject to Stockholder Approval. In the event that any exercise pursuant to this Section 1 prior to the date of the Stockholder Approval (as defined below) would result in the issuance of Warrant Shares that (i) have, or will have upon issuance, voting power in excess of 19.99% of the voting power of the Common Stock outstanding before the Issuance Date or (ii) represent, or will represent upon issuance, in excess of 19.99% of the number of shares of Common Stock outstanding before the Issuance Date (each of (i) and (ii), the “Warrant Exercise Cap”), notwithstanding anything to the contrary in this Warrant, the Company shall have no obligation to issue and deliver Warrant Shares in excess of the Warrant Exercise Cap unless and until the approval of the requisite holders of the issued and outstanding voting capital stock of the Company required by the listing requirements of the

4

Principal Market shall have been obtained (the “Stockholder Approval”).  The Company shall have a continuing obligation to use commercially reasonable efforts to seek the Stockholder Approval, with such obligation commencing promptly following the Issuance Date and ending at such time as the Stockholder Approval has been obtained.  Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common Stock issuable upon exercise of this Warrant shall be reduced to the Maximum Amount.

2.                                      ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)                                 Adjustment upon Subdivision or Combination of Shares of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)                                 Adjustment upon Issuance of Common Stock. Except as otherwise provided herein, if the Company at any time on or after the Issuance Date issues or sells, or in accordance with Sections 2(c) and 2(d) is deemed to have issued or sold, any shares of Common Stock (other than Excluded Securities) for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issuance or sale, the Exercise Price shall be reduced to the Exercise Price determined according to the following formula:

Exercise Price = (A x B) + C

D

For purposes of the foregoing formula:

A =                 the Exercise Price in effect immediately prior to such issuance or sale.

B =                 the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale.

C =                 the consideration, if any, received by the Company upon such issuance or sale (or, with respect to a Convertible Security, the Fair Market Value of the Convertible Security as of the date of such issuance or sale).

D =                 the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale.

5

Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(c)                                  Adjustment upon Issuance of Rights or Options.  If the Company in any manner grants or sells any Options (other than Excluded Securities) and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options (other than Excluded Securities) is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share.  For purposes of this paragraph, the “price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities” shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.  No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(d)                                 Adjustment upon Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this paragraph, the “price per share for which Common Stock is issuable upon conversion or exchange thereof” shall be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the

6

Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(e)                                  Treatment of Expired Options and Unexercised Convertible Securities.  Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares issuable hereunder shall be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.  For purposes of this Section 2(e), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

(f)                                   Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration.

(g)                                  Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

(h)                                 Treasury Shares; Record Date. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any subsidiary of the Company, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Stock.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(i)                                     Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant so as to protect the rights of the Holder; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock issuable as otherwise determined pursuant to this Section 2.

7

(j)                                    Par Value.  Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.

(k)                                 Special Distributions.  In case the Company shall declare a dividend or make any other distribution (excluding dividends payable in shares of its Common Stock and other dividends or distributions referred to in Section 2(a)), including, without limitation, in property or assets, to holders of Common Stock (a “Non-Cash Distribution”), then the board of directors of the Company shall make provision so that upon the exercise of the Warrant, the Holder or the Holder’s subsequent permitted transferee(s) shall be entitled to receive such dividend or distribution that the Holder would have received had the Warrant been exercised immediately prior to the record date for such dividend or distribution.  In case the Company shall declare a dividend or make any other distribution in cash or cash equivalents to holders of Common Stock (a “Cash Distribution” and together with a Non-Cash Distribution, a “Special Distribution”), then the Exercise Price in effect immediately prior to such Cash Distribution will be reduced by the per share amount of any such Cash Distribution. When a Special Distribution is made, the Company shall promptly notify the Holder of such event in writing and the dividend or other distribution that the Holder is entitled to receive.

(l)                                     Limitations on Adjustments Subject to Stockholder Approval. In the event that any adjustment to the shares of Common Stock issuable pursuant to this Section 2 prior to the date of the Stockholder Approval would result in the issuance of Warrant Shares in excess of the Warrant Exercise Cap, notwithstanding anything to the contrary in this Warrant, the Company shall have no obligation to make an adjustment to the shares of Common Stock issuable in accordance with the terms hereof unless and until the Stockholder Approval has been obtained.

3.                                      FUNDAMENTAL TRANSACTIONS.

(a)                                 Prior to the occurrence of any Fundamental Transaction, the Company shall make appropriate provision to ensure that the Successor Entity shall deliver upon exercise of this Warrant, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to the record date for such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or

8

any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to the record date for such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to the record date for such Fundamental Transaction.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and any adjustment under this Section 3 shall be without duplication for any adjustment or distribution made under Section 2.

(b)                                 In the event that the Company at any time grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”) the then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), immediately before the record date for the grant, issuance or sale of such Purchase Rights, or, if no such record date is established, the date as of which the record holders of shares of Common Stock are determined for the grant, issue or sale of such Purchase Rights.

4.                                      NO DUPLICATIVE ADJUSTMENT; LIMIT ON ADJUSTMENTS.  Any adjustments or distribution rights under any provision of Sections 2 or 3 shall be made without duplication for any other adjustment or participation right under any other provision of Section 2 or 3.  In addition, if the Holder or the Company reasonably believes, based on the written opinion of legal counsel, that any regulatory or stockholder approval, including under applicable anti-trust laws or applicable rules and regulations of any national securities exchange or over-the-counter market on which the Common Stock is listed for trading, is required prior to the Holder acquiring any Purchase Rights it has elected, or is otherwise entitled, to acquire pursuant to Section 3(b), the Holder shall not be required to make such acquisition, and the Company shall delay such issuance of the Purchase Rights to the Holder until such approval has been obtained (or, in the case of applicable anti-trust laws, the required filings have been completed and any applicable waiting period has expired).  The Company shall use commercially reasonable efforts to comply promptly with all applicable regulatory requirements related to obtaining such approvals.  If the preceding sentence of this Section 4 applies, nothing in Section 3(b) shall prevent the Company from proceeding with the issuance of the Purchase Rights to the other

9

holders of Common Stock who have elected, or are otherwise entitled, to acquire such Purchase Rights other than the portion of the Purchase Rights that the Holder is entitled to acquire pursuant to Section 3(b).

5.                                      RESERVATION OF WARRANT SHARES.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant.  The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock (the “Required Reserve Amount”) equal to the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all this Warrant (without regard to any limitations on exercise contained herein) (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this entire Warrant.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall solicit its stockholders’ approval of such increase in authorized shares of Common Stock and use commercially reasonable efforts to cause its board of directors to recommend to the stockholders that they approve such proposal. The Company shall not (i) effect any subdivision (by way of stock split, stock dividend, recapitalization or otherwise) of its outstanding Common Stock into a greater number of shares of Common Stock which would result, pursuant to Section 2(a) (without giving effect to Section 2(b)), or (ii) take any action which would require an adjustment of the Exercise Price under Section 2(b) which would result, in each case, in a reduction of the Exercise Price below the par value of the shares of Common Stock then in effect unless on or prior to such subdivision or action the par value of such shares of Common Stock is reduced to the extent necessary (or another adjustment reasonably acceptable to the Required Holders and the Company is made) to permit the adjustments under Section 2(a) or Section 2(b), as applicable, which would otherwise be made in connection therewith, but for the restriction of Section 2(j), and to permit the Warrants to be exercised into Warrant Shares that are fully paid after giving effect to such adjustments.

6.                                      WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold

10

consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.                                      REGISTRATION AND REISSUANCE OF WARRANTS.

(a)                                 Registration of Warrant.  The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.  The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register.

(b)                                 Transfer of Warrant.  Subject to the terms and conditions hereof, including the restrictions on transfer set forth in Section 7(c), this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed assignment (in the form attached hereto as Exhibit B) at the principal office of the Company.   Any transfer or assignment of this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) shall be made only in compliance with all applicable securities laws and, if requested by the Company, following delivery to the Company of a legal opinion reasonably satisfactory to the Company confirming such compliance.  If this Warrant is to be transferred in accordance with the terms hereof, the Holder shall (i)  surrender this Warrant to the Company together with all applicable transfer taxes, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(f)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(e)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred and (ii) provide advance written notice to the Company of the Warrant being transferred, the name and notice details of the transferee and an instrument duly executed by the transferee whereby such transferee makes the representations set forth in Section 19 of this Warrant and agrees to be bound by all obligations of the Holder under this Warrant.   Any transfer of the Warrant or Warrant Shares which is not made in accordance with the terms of this Section 7 shall be void.

(c)                                  Restrictions on Transfer.  The Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant may be transferred or assigned to any Person without the consent of the Company; provided that (i) any such transferee shall agree in writing to be bound by all obligations of the Holder under this Warrant, and (ii) to the extent that such transferee, after giving effect to such transfer, would own (beneficially or of record) 5% percent or more of the issued and outstanding shares of Common Stock or other equity securities of the

11

Company (assuming exercise by such transferee of the Warrant and the issuance and delivery of Warrant Shares to such transferee) then such transferee, as a condition to such transfer, shall execute and deliver to the Company a standstill agreement, substantially in the form attached hereto as Exhibit C; provided further that the Company’s prior written consent shall be required with respect to any transfer or assignment of this Warrant or the Warrant Shares to a Competitor (which consent may be withheld in the sole and absolute discretion of the Company).

(d)                                 Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(f)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(e)                                  Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 7(f)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that the Company shall not be required to issue Warrants for fractional shares of Common Stock hereunder.

(f)                                   Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(b) or Section 7(d), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) have the same rights and conditions as this Warrant.

8.                                      NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the information set forth in the Warrant Register.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including, in reasonable detail, a description of such action and the reason or reasons therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (a)  following any adjustment of the Exercise Price or Warrant Shares issuable upon exercise hereof, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (b) at least 20 days prior to the record date (i) with respect to any dividend or distribution upon the shares of Common Stock, (ii) with respect to any grants, issuances or sales of any Options, Convertible Securities, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class

12

of shares of Common Stock or (iii) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided, that in each case, such information shall be made known to the public prior to or within three Trading Days of such notice being provided to the Holder.

9.                                      NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.                               AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.  Any amendment or waiver approved by the Required Holders and any other approval or consent granted by the Required Holders hereunder shall be effective and binding on all current and future holders of the Warrants.

11.                               GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  The Company and the Holder each hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company and the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the address of such party set forth on the signature pages hereto (or as otherwise specified in writing to the other party) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder or the Company from bringing suit or taking other legal action against the other party in any other jurisdiction to enforce this Warrant or settle any claim relating hereto.  THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE

13

HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.                               CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.                               DISPUTE RESOLUTION.  Any dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares must be raised by the Required Holders or the Company.  In the case of any such dispute, the Company shall submit the disputed determinations or arithmetic calculations, as the case may be, to the Holder, via facsimile within two Trading Days of receipt of the Exercise Notice giving rise to such dispute.  If the Required Holders and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company and the Holder shall, within two Trading Days submit via facsimile their respective disputed determinations of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Required Holders.  The Company shall cause the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Trading Days from the time it receives the disputed determinations or calculations.  Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.  The expenses of the investment bank will be borne by the Company unless the investment bank determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Required Holders was incorrect, in which case the expenses of the investment bank and accountant will be borne ratably by the Holder and any other holders of Warrants based on the number of Warrant Shares into which their respective Warrants are exercisable.  Any determination or agreement by the Required Holders as to a disputed item shall be binding on all current and future holders of Warrants.  Nothing in this Section 13 shall be deemed to modify or mitigate the terms of Section 1(d) hereof.

14.                               SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provisions(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provisions(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provisions(s).

15.                               REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in

14

addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach.

16.                               LIMITATION ON LIABILITY.  No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares hereunder, shall give rise to any liability of the Holder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

17.                               SUCCESSORS AND ASSIGNS.  This Warrant shall bind and inure to the benefit of and be enforceable by the Company and the Holder and their respective successors and permitted assigns.

18.                               CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)                                 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, for purposes of this Warrant, the Company, on the one hand, and the Holder, on the other, shall not be considered Affiliates.

(b)                                 “Ares” means Ares Management LLC, its affiliated investment managers and funds or accounts managed by any of them.

(c)                                  “Bloomberg” means Bloomberg LP or, if Bloomberg ceases to provide quotations for the Common Stock, such other nationally recognized quotation service as the Company shall select.

(d)                                 “Common Stock” means (i) the Company’s Common Stock, $0.10 par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e)                                  “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(c) and 2(d) regardless of whether the Options and Convertible Securities are actually exercisable or convertible at such time.

(f)                                   “Competitor” means any entity that is an operating company which directly engages in the exploration for and production of oil and natural gas (it being agreed that

15

“Competitor” shall not include (i) any entity whose primary business is to be a lender, investor or similar venture and (ii) the Holder or any affiliated entity of the Holder solely as a result of loans to, or investments in, such entity, in each case with respect to the preceding clauses (i) and (ii) whether or not such entities are indirectly engaged in the exploration for and production of oil and natural gas as a result of having made such loans or investments).

(g)                                  “Convertible Security” means any stock, equity securities, debt securities or similar instruments that are convertible (directly or indirectly) into or exchangeable for Common Stock.

(h)                                 “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT or The Nasdaq Stock Market.

(i)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations at the Securities and Exchange Commission promulgated thereunder.

(j)                                    “Excluded Securities” means (i) shares of Common Stock, restricted stock units, Options or common stock equivalents issued to employees, officers or directors of the Company pursuant to any existing or future stock option, restricted stock, stock purchase or other equity compensation plan or arrangement, including, without limitation, employee inducement awards and deferred compensation arrangements, duly adopted for such purpose, by a majority of the non-employee members of the Company’s board of directors or a majority of the members of a committee of non-employee directors established for such purpose, and the issuance of Common Stock in respect of such restricted stock units, Options or common stock equivalents and (ii) securities (including Common Stock and common stock equivalents) issued upon the exercise, conversion or exchange of securities (including Options, and including the issuance of Common Stock in full satisfaction of any interest or coupon make-whole payments or in satisfaction of any buy-in payment amounts due in connection therewith) issued and outstanding on the date hereof, including the Warrants, provided that such securities have not been amended since the date hereof to increase the number of such securities, to decrease the exercise price, exchange price or conversion price of such securities or extend the term of such securities; provided that issuances of securities as contemplated in (i) of the preceding sentence shall not, in the aggregate, exceed 10% of the outstanding shares of Common Stock as of the Issuance Date.

(k)                                 “Expiration Date” means [•], 2026 or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded (a “Holiday”), the next date that is not a Holiday.

(l)                                     “Fair Market Value” means, (i) with respect to any security as of any date, the price for such security on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange on which the Common Stock is then traded, during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through

16

its “Volume at Price” function or, if the foregoing does not apply, the average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Inc. and (ii) with respect to (A) any property other than a security or (B) any security the Fair Market Value of which cannot be calculated on such date on any of the bases referenced in clause (i), the Fair Market Value of such other property or security on such date shall be determined by the Holder in good faith in accordance with generally accepted finance practices.

(m)                             “Fundamental Transaction” means that, after the Issuance Date, the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination immediately prior to such stock purchase or business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Ares, Clayton Williams, Jr., The Williams Children’s Partnership, Ltd. or any Related Party thereof, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock (excluding any debt securities convertible into equity) normally entitled to vote in the election of directors (“Voting Stock”) of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock held by a Parent Entity, if such person or group “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the voting power of the Voting Stock of such Parent Entity) or 50% of the aggregate economic interests in the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets).

(n)                                 “Options” means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

(o)                                 “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the

17

Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)                                 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)                                 “Principal Market” means The New York Stock Exchange, Inc.

(r)                                    “Related Parties” means, with respect to any specified Person, such Person’s affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s affiliates.

(s)                                   “Required Holders” means the holders of the Warrants representing at least a majority of shares of Common Stock underlying the Warrants then outstanding.

(t)                                    “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u)                                 “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York City time).

(v)                                 “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange on which the Common Stock is then traded, during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Inc.  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders.  If the Company and the Required Holders are unable to agree upon the fair market value of such

18

security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.”  All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

19.                               REPRESENTATIONS AND WARRANTIES.  The Holder represents, warrants and covenants to the Company as follows:

(a)                                 Accredited Investor Status; Sophisticated Purchaser.  The Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in this Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant.  The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant.

(b)                                 Information.  The Holder has been afforded the opportunity to ask questions of, and obtain information from, the Company.  The Holder understands that its acquisition of this Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant involves a high degree of risk.  The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of this Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant.

(c)                                  Residency.  The Holder shall cooperate reasonably with the Company (at the Company’s sole cost and expense) to provide any information necessary for any applicable securities filings of the Company.

(d)                                 Legends.  The Holder understands that, until such time, if any, as the Warrant or the Warrant Shares issuable and deliverable upon exercise of this Warrant have been registered pursuant to the provisions of the Securities Act, or the Warrant or Warrant Shares issuable and deliverable upon exercise of this Warrant are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, or as provided in this Section 19(d), the Warrant (and any Warrant Shares) will bear the following restrictive legend (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE

19

WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  TRANSFER OF THE SECURITIES IS ALSO IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN A WARRANT DATED [•], 2016, A COPY OF WHICH IS AVAILABLE WITH THE SECRETARY OF THE COMPANY.

and other legends set forth in or required by state securities laws applicable to the Holder.

The legend set forth in this Section 19(d) shall be removed by the Company from any certificate evidencing the legended Warrant or Warrant Shares, as applicable, upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Warrant or Warrant Shares.

(e)                                  Purchase Representation.  The Holder is purchasing the Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant for its own account and not with a view to distribution in violation of any securities laws.  The Holder has been advised and understands that none of the Warrants or shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).  The Holder has been advised and understands that the Company, in issuing the Warrants and any Warrant Shares issuable and deliverable upon exercise of this Warrant, is relying upon, among other things, the representations and warranties of the Holder contained in this Section 19 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f)                                   Rule 144.  The Holder understands that there is no public trading market for the Warrants, that none is expected to develop and that the Warrants must be held indefinitely unless and until the Warrants are registered under the Securities Act or an exemption from registration is available.  The Holder has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g)                                  Reliance by the Company.  The Holder understands that the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of the Holder to acquire the Warrants.

(h)                                 No Ownership of Company Securities.  As of the date of this Agreement, Holder and its affiliates (a) do not own any Common Stock or any other Company securities, other than this Warrant, and (b) are not engaged in, and have not engaged in, hedging

20

transactions with respect to such securities.  Neither Holder nor any of its affiliates and associates owns (directly or indirectly, beneficially or of record) and is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Warrant, that certain Warrant and Preferred Stock Purchase Agreement, dated March 8, 2016, the Registration Rights Agreement (as defined below), and the other agreements contemplated herein and therein).

20.          REGISTRATION RIGHTS AGREEMENT. This Warrant and the Warrant Shares issuable upon exercise hereof shall be subject to the terms and conditions of that certain Registration Rights Agreement, dated as of the date hereof (as amended from time to time, the “Registration Rights Agreement”) and the Holder shall be entitled to all of the rights and subject to all of the obligations under the Registration Rights Agreement. The Warrant Shares shall be deemed “Registrable Securities” as defined in the Registration Rights Agreement.

[Signature Page Follows]

21

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

Address:

ACKNOWLEDGED AND AGREED as of the Issuance Date set out above.

[NAME OF HOLDER]

By:
Name:
Title:

Address:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

CLAYTON WILLIAMS ENERGY, INC.

The undersigned holder hereby exercises the right to purchase                   of the shares of Common Stock (“Warrant Shares”) of Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.             Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as (check one):

•                  Cash Exercise under Section 1(a).

•                  Cashless Exercise under Section 1(c).

2.             Cash Exercise.  If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $            to the Company in accordance with the terms of the Warrant.

3.             Delivery of Warrant Shares.  The Company shall deliver (or cause to be delivered) to the holder            Warrant Shares by book entry in accordance with the terms of the Warrant.

4.             Representations and Warranties.  By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that the representations and warranties of the Holder set forth in Section 19 of the Warrant.

Date:                   ,

Name of Registered Holder		Name of Signatory
By:
Name:
Title :

A-1

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF ASSIGNMENT

ASSIGNMENT

FOR VALUE RECEIVED,                               hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Warrant No.      ) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Dated:	Signature

Witness

B-1

EXHIBIT C

FORM OF STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT, dated as of             , 20[  ] (this “Agreement”), is entered into by and between Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), and [•], a [•] [corporation/limited liability company] (the “Purchaser”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Credit Agreement (as defined below).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Credit Agreement dated as of March 8, 2016 among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner and syndication agent, Stephens Inc., as manager, and Wilmington Trust, N.A., as administrative agent (the “Credit Agreement”), the lenders agreed to make terms loans in the aggregate principal amount of $350,000,000 to the Company;

WHEREAS, in connection with the transactions contemplated by the Credit Agreement, the Company issued a Warrant to Purchase Common Stock (each, a “Warrant”), which provides the holder thereof the right to purchase shares of the Company’s common stock (“Common Stock”), $0.10 par value per share (the “Warrant Shares”);

WHEREAS, the Purchaser desires to acquire the Warrant and, as a condition to its acquisition thereof, the Purchaser desires to accept the terms of this Agreement and agrees to be bound by the obligations contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

AGREEMENT

Section 1.              Standstill.  During the period commencing on the date hereof and ending on the Standstill Termination Date (as defined below), the Purchaser shall not, and shall cause its Affiliates (as defined in the Warrant and excluding any portfolio companies of the Purchaser) not to, directly or indirectly, engage in any activities or transactions that would constitute a “Change of Control” as defined in the Existing Senior Notes Indenture (as such term is defined in the Credit Agreement) as in effect on the date hereof governing the Existing Senior Notes (as such term is defined in the Credit Agreement).  “Standstill Termination Date” means the earlier of (i) the obligations under the Existing Senior Notes have been paid in full or otherwise refinanced and (ii) the Existing Senior Notes Indenture has been amended so that the Purchaser constitutes a “Permitted Holder” as defined under the Existing Senior Notes Indenture.

Section 2.              Miscellaneous.

(a)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by any party or any of its affiliates set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

(b)           Interpretation.  If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(c)           Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  Each of the parties hereby irrevocably and unconditionally agrees (A) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (B) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent,  and that, to the fullest extent permitted by applicable law, service made pursuant to (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)           Modifications in Writing.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

(f)            Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by electronic means) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(g)           Binding Effect; Assignment; Termination.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of each of the other parties.  This Agreement shall terminate on the Standstill Termination Date, except that in any such case the provisions of this Section 2 shall survive any termination of this Agreement and except that no party to this Agreement shall be relieved or released from liability for damages arising out of a breach of this Agreement before such termination.

(h)           Independent Counsel.  Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Standstill Agreement, effective as of the date first above written.

COMPANY:

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

PURCHASER:

[•]

By:
Name:
Title:

[Signature Page to Standstill Agreement]

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment	Percent of Aggregate Commitment
Ares IV Energy LLC	$350,000,000.00	100%
TOTAL:	$350,000,000.00	100%

SCHEDULE 4.04

MATERIAL LIABILITIES

None.

SCHEDULE 4.06

DISCLOSED MATTERS

None.

SCHEDULE 4.13

CAPITALIZATION

Legal Name	Jurisdiction of Organization	Shares Outstanding	Owner

Material Restricted Subsidiaries (Guarantors):

Warrior Gas Co.	Texas	2000	Clayton Williams Energy, Inc.
Clajon Industrial Gas, Inc.	Texas	1000	Warrior Gas Co.
CWEI Acquisitions, Inc.	Delaware	1000	Clayton Williams Energy, Inc.
Clayton Williams Pipeline Corporation	Delaware	1000	Clayton Williams Energy, Inc.
Romere Pass Acquisition L.L.C.	Delaware	N/A	CWEI Romere Pass Acquisition Corp.
CWEI Romere Pass Acquisition Corp.	Delaware	1000	Clayton Williams Energy, Inc.
Southwest Royalties, Inc.	Delaware	1000	Clayton Williams Energy, Inc.
Blue Heel Company	Delaware	1000	Southwest Royalties, Inc.
Tex-Hal Partners, Inc.	Delaware	1000	Southwest Royalties, Inc.
Desta Drilling GP, LLC	Texas	N/A	Clayton Williams Energy, Inc.
Desta Drilling, L.P.	Texas	N/A	Desta Drilling GP, LLC — 1% Clayton Williams Energy, Inc. - 99%
West Coast Energy Properties GP, LLC	Texas	N/A	Clayton Williams Energy, Inc.

Non-Material Restricted Subsidiaries (Non-Guarantors):

Clayton Williams Trading Co.	Texas	1000	Clayton Williams Energy, Inc.
Warrior Mississippi Corp.	Delaware	1000	Clayton Williams Energy, Inc.
CWEI Aviation, Inc.	Texas	1000	Clayton Williams Energy, Inc.
CWEI Partners GP, LLC	Delaware	N/A	Clayton Williams Energy, Inc.
CWEI Partners Operating, LLC	Delaware	N/A	Clayton Williams Energy Partners, LP
Clayton Williams Energy Partners, LP	Delaware	N/A	CWEI Partners GP, LLC — 0.1% Clayton Williams Energy, Inc. — 99.9%

Unrestricted Subsidiaries

CWEI Andrews Properties GP, LLC	Delaware	N/A	Clayton Williams Energy, Inc.
CWEI Andrews Properties, LP	Delaware	N/A	CWEI Andrews Properties GP, LLC
West Coast Energy Properties, L.P.	Texas	N/A	West Coast Energy Properties GP, LLC

SCHEDULE 6.18

POST-CLOSING SCHEDULE

Within thirty (30) days of the Effective Date (or such later date as the Lead Lender may agree in its sole discretion), the Credit Parties shall execute and deliver to the Administrative Agent and the Revolving Administrative Agent the control agreements as otherwise required by Section 6.17 of the Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lender.

SCHEDULE 7.01

EXISTING INDEBTEDNESS

Other Indebtedness:
• Capital Lease Obligations — vehicles	~$800,000

Operating Lease Obligations:
• Two drilling rigs	~$1,700,000
• Office space and business machines	~$6,100,000

SCHEDULE 7.02

EXISTING LIENS

Liens securing capital lease obligations described on Schedule 7.01.

SCHEDULE 7.04

INCENTIVE OIL AND GAS INTERESTS

APO Incentive Plan	Year Formed	No. of Participants	No. of Units	Area of Interest	Working Interest Assigned
West Coast Energy Properties PA	2006	20	100.00	West Coast Properties — California and Texas	7.50%
CWEI RMS/Warwink PA	2007	23	100.00	RMS/Warwink area in West Texas	5.00%
CWEI South Louisiana VI PA	2008	34	100.00	South Louisiana	7.00%
CWEI Crockett County PA	2008	33	100.00	Crockett Co., TX	7.00%
CWEI Utah PA	2008	30	100.00	Utah	5.60%
CEWI Sacramento Basin I PA	2008	9	100.00	California, Counties of Colusa, Sutter, Yolo, Solano and Sacramento	7.00%

SCHEDULE 7.06(c)

INVESTMENT COMMITMENTS

Investments pursuant to existing commitments as general partner in the following Unrestricted Subsidiaries:

•                  West Coast Energy Properties, L.P.

•                  CWEI Andrews Properties GP, LLC, for further investment in CWEI Andrews Properties, L.P.

SCHEDULE 7.06(g)

EXISTING INVESTMENTS

•                  Limited partnership interest (31.9%) in ClayDesta Buildings, LP

•                  West Coast Energy Properties GP, LLC

•                  CWEI Andrews Properties GP, LLC

•                  Dalea Investment Group, LLC

•                  Hall-Houston Exploration IV, LP

SCHEDULE 7.06(l)

COSTS RELATED TO INCENTIVE OIL AND GAS INTERESTS

APO Incentive Plan	Year Formed	No. of Participants	No. of Units	Area of Interest	Working Interest Assigned
West Coast Energy Properties PA	2006	20	100.00	West Coast Properties — California and Texas	7.50%
CWEI RMS/Warwink PA	2007	23	100.00	RMS/Warwink area in West Texas	5.00%
CWEI South Louisiana VI PA	2008	34	100.00	South Louisiana	7.00%
CWEI Crockett County PA	2008	33	100.00	Crockett Co., TX	7.00%
CWEI Utah PA	2008	30	100.00	Utah	5.60%
CEWI Sacramento Basin I PA	2008	9	100.00	California, Counties of Colusa, Sutter, Yolo, Solano and Sacramento	7.00%

SCHEDULE 7.09

TRANSACTIONS WITH AFFILIATES

None.